As filed with the Securities and Exchange Commission on September 14, 2005
                                                  Registration Number __________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                      IN VERITAS MEDICAL DIAGNOSTICS, INC.
                  (formerly IN VIVO MEDICAL DIAGNOSTICS, INC.)

                 (Name of Small Business Issuer in its Charter)



            Colorado                       3841                   84-1579760

(State or other jurisdiction of  (Primary Standard Industrial (I.R.S. Employer)
incorporation or organization)   Classification Code Number)  Identification No.

                 The Green House, Beechwood Business Park North
                           Inverness, Scotland IV2 3BL
                               011 44-1463-667-347
          (Address and telephone number of principal executive offices)


                                   John Fuller
                             Chief Executive Officer
                                 The Green House
                          Beechwood Business Park North
                           Inverness, Scotland IV2 3BL
                               011 44-1463-667-347
            (Name, address and telephone number of agent for service)

                                   Copies to:
                           Richard A. Friedman, Esq. .
                       Sichenzia Ross Friedman Ference LLP
                     1065 Avenue of the Americas, 21st Floor
                            New York, New York 10018
                               Tel: (212) 930-9700
                               Fax: (212) 930-9725

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| ______

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. |_| ________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE


---------------------------------------------------------------------------------------------------------------
                                                       Proposed Maximum     Proposed Maximum       Amount of
Title of Each Class of                  Amount to be    Offering Price          Aggregate         Registration
Securities to be Registered              Registered      Per Share(1)        Offering Price           Fee
---------------------------------------------------------------------------------------------------------------
Common Stock, no par value             2,467,791         $   0.25            $    616,947.75       $    72.61
---------------------------------------------------------------------------------------------------------------
Common Stock, no par value(2)            473,538         $   0.25            $    118,384.50       $    13.93
---------------------------------------------------------------------------------------------------------------
Common Stock, no par value(3)          9,422,816         $   0.25            $     2,355,704       $   277.26
---------------------------------------------------------------------------------------------------------------
Common Stock, no par value(4)         50,000,000         $   0.25            $    12,500,000       $ 1,471.25
---------------------------------------------------------------------------------------------------------------
Common Stock, no par value(5)            278,818         $   0.25            $     69,704.50       $     8.20
---------------------------------------------------------------------------------------------------------------
Total                                 62,642,964         $   0.25            $    15,660,740       $ 1,843.27
---------------------------------------------------------------------------------------------------------------

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended. The average of the high and low price per share of the Registrant's Common Stock on the Over the Counter Bulletin Board as of September 12, 2005 was $0.25 per share.

(2) Represents shares issuable upon exercise of warrants.

(3)  Represents   shares  issuable  upon   conversion  of  secured   convertible
debentures.

(4) Represents shares issuable upon sales under the Standby Equity Distribution Agreement. Includes a good faith estimate of the shares underlying the Standby Equity Distribution Agreement to account for market fluctuations.

(5) Represents shares issuable upon conversion of convertible preferred stock.

The registrant hereby amends this registration statement on such date or date(s) as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the commission acting pursuant to said Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

                  Subject to Completion, Dated September, 14, 2005

                      IN VERITAS MEDICAL DIAGNOSTICS, INC.

                        62,642,964 Shares of Common Stock

This prospectus relates to the resale by the selling stockholders of up to 62,642,964 shares of our common stock. The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions.

The total number of shares sold herewith includes the following shares owned by or to be issued to Cornell Capital Partners LP: (i) up to 79,365,079 shares of common stock issuable under the Standby Equity Distribution Agreement with Cornell Capital Partners LP and (ii) 472,000 shares issued to Cornell as a commitment fee in connection with the signing of the Standby Equity Distribution Agreement. We are including 28,000 shares issued to Monitor Capital, Inc. as a placement agent fee under the Standby Equity Distribution Agreement.

In addition, the total number of shares sold herewith includes the following shares owned by or to be issued to Montgomery Equity Partners Ltd. (Montgomery Equity Partners Ltd. is an affiliated fund of Cornell Capital Partners LP): (i) up to 5,208,333 shares issuable upon conversion of convertible debentures and
(ii) 350,000 shares issuable upon the exercise of warrants. We are not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. We will, however, receive proceeds from the sale of up to 50,000,000 shares of common stock under the Standby Equity Distribution Agreement with Cornell, and from the exercise by Montgomery of warrants to purchase 350,000 shares of common stock. All costs associated with this registration will be borne by us.

The total number of shares sold herewith includes the following shares: (i) 805,000 shares of our common stock issued to Sichenzia Ross Friedman Ference LLP in connection with legal services rendered, (ii) 3,864,483 shares issuable upon conversion of convertible debentures issued to accredited investors who participated in our April 2005 private placement in exchange for the securities the accredited investors received pursuant to the April 2005 private placement,
(iii) 1,162,791 shares of common stock issued to Nite Capital, LP, pursuant to a Subscription Agreement dated as of December 22, 2004, and (iv) 278,818 shares of common stock issuable upon conversion of convertible preferred stock and 123,538 shares underlying warrants issued to Westor Capital Group, Inc. pursuant to our April 2005 private placement.

Our common stock currently trades on the Over the Counter Bulletin Board ("OTC Bulletin Board") under the symbol "IVME.OB."

On September 12, 2005, the last reported sale price for our common stock on the OTC Bulletin Board was $0.25 per share.

The securities offered in this prospectus involve a high degree of risk. See "Risk Factors" beginning on page _ of this prospectus to read about factors you should consider before buying shares of our common stock.

Cornell Capital Partners LP is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the sale of our common stock under the Standby Equity Distribution Agreement. Under the terms of that agreement, that entity, from time to time at our discretion, will purchase our shares at 97% of the market price of our common stock at the time of purchase.

With the exception of Cornell Capital Partners LP, which is an "underwriter" within the meaning of the Securities Act of 1933, no other underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this Prospectus is not complete and may be changed. This Prospectus is included in the Registration Statement that was filed by In Veritas Medical Diagnostics, Inc. with the Securities and Exchange Commission. The selling stockholders may not sell these securities until the registration statement becomes effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this Prospectus is _________, 2005

                                TABLE OF CONTENTS

                                                                            Page

Prospectus Summary.........................................................    1
Risk Factors...............................................................    3
Forward Looking Statements.................................................    8
Use of Proceeds............................................................    9
Management's Discussion and Analysis or Plan of Operation..................    8
Business...................................................................   12
Description of Property....................................................   26
Legal Proceedings..........................................................   26
Directors and Executive Officers...........................................   26
Executive Compensation.....................................................   27

Market for Common Equity and Related
Stockholder Matters........................................................   29
Security Ownership of Certain Beneficial Owners
and Management.............................................................   29
Selling Shareholders.......................................................   31
Certain Relationships and Related Transactions.............................   33
Description of Securities..................................................   33
Plan of Distribution.......................................................   34
Legal Matters..............................................................   36
Experts....................................................................   36
Where You Can Find More Information........................................   36
Disclosure of Commission Position on Indemnification
for Securities Act Liabilities.............................................   37
Index to Financial Statements..............................................  F-1

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained by reference to this prospectus is correct as of any time after its date.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including, the section entitled "Risk Factors" before deciding to invest in our common stock. In Veritas Medical Diagnostics, Inc. is referred to throughout this prospectus as "In Veritas," "we" or "us."

General

In Veritas Medical Diagnostics, Inc. is a development-stage enterprise. We are developing medical diagnostic products for personal and professional use. Several of the products for which we are developing practical applications are based on technology that utilizes the Hall Effect, a physical phenomena that measures the electrical activity as it relates to magnetic fields, which was discovered more than a hundred years ago. We are also developing products that utilize signal processing for the late-term pregnancy market.

We currently have two operating subsidiaries, IVMD(UK) Ltd. ("IVMD") and Jopejo Ltd. ("Jopejo"), both of which are incorporated under the laws of England and Wales and based in Inverness, Scotland. IVMD(UK) has a platform of patents from which to exploit unique commercial applications. Jopejo is a biotech research company utilizing similar development techniques.

The fundamental premise of our business plan is the transfer of measurement technology, the principles of which are known and established in the world of physical science, into medical devices with global near-patient applications. This is done through the creation of novel, patented methods and apparatus for which IVMD is the sole owner of the intellectual property. One application, forecast to generate royalty revenues from 2005 onwards, is in the final phase of development with route-to-market secured through a major distributor.

We have limited assets and limited revenues, and at April 30, 2005, had an accumulated deficit from inception of $6,179,728. For the years ended July 31, 2004 and 2003, we incurred net losses of $1,016,972 and $1,080,619, respectively. As a result, our auditors, in their report on our financial statement for the fiscal year ended July 31, 2004, have expressed substantial doubt about our ability to continue as a going concern.


Our principal executive office is located at The Green House, Beechwood Business Park North, Inverness, Scotland IV2 3BL and our telephone number at that location is 011 44-1463-667-347.

                                  This Offering

Shares offered by Selling
Stockholders.................   Up to  62,642,964  shares,  including  9,422,816
                                shares   issuable  upon  conversion  of  secured
                                debentures; up to 50,000,000 shares issuable under the Standby Equity Distribution Agreement;
                                and 473,538 issuable upon exercise of warrants*


Common Stock to be outstanding
after the offering...........   80,864,846

Use of Proceeds..............   We will not receive any  proceeds  from the sale
                                of the common stock hereunder. We will receive proceeds from the sale of our common stock pursuant to the Standby Equity Distribution
                                Agreement. See "Use of Proceeds" for a complete description.

Risk Factors..................  The purchase of our common stock involves a high degree of risk. You should carefully review and consider "Risk Factors" beginning on page _

Symbol........................  IVME.OB

* Based on the current issued and outstanding number of shares of 80,391,308 (without giving effect to 25,685,000 shares that were issued and deposited into escrow as security for our obligations under debentures issued to Cornell Capital Partners LLP) as of September 9, 2005, and assuming issuance of all shares registered herewith, the number of shares offered herewith represents approximately 77% of the total issued and outstanding shares of common stock.

                               RECENT DEVELOPMENTS

                     Standby Equity Distribution Agreement
                     -------------------------------------

On September 7, 2005, we entered into a Standby Equity Distribution Agreement with Cornell Capital Partners LP providing for the sale and issuance to Cornell of up to $10,000,000 of Common Stock over a period of up to 24 months after the signing of the Distribution Agreement. Under the Distribution Agreement, the Company may sell to Cornell up to $500,000 in shares of its Common Stock once every five trading days at a price of 97% of the lowest closing bid price (as reported by Bloomberg L.P.), of the Common Stock on the principal market where the Common Stock is traded for the five consecutive trading days following a notice by the Company to Cornell of its intention to sell shares. The Company will also pay a 5% commitment fee upon each sale of shares under the Distribution Agreement. Cornell has agreed not to short any of the shares of Common Stock.

The Company has agreed to file a registration statement registering the Common Stock issuable upon sales under the Distribution Agreement and no sale will be made to Cornell unless and until such registration statement has been declared effective.

In connection with the Distribution Agreement, the Company has issued to Cornell 472,000 shares of Common Stock as a commitment fee. It also issued to Monitor Capital, Inc., a registered broker dealer, 28,000 shares of Common Stock as compensation for its services as the exclusive placement agent for the sale of the Common Stock under the Distribution Agreement.

                       18% Secured Convertible Debentures
                       -----------------------------------

Also on September 7, 2005, the Company entered into a Securities Purchase Agreement with Montgomery Equity Partners Ltd., an affiliated fund of Cornell, providing for the sale by the Company to Montgomery of its 18% secured convertible debentures in the aggregate principal amount of $750,000, of which $300,000 was funded on September 13, 2005; $200,000 shall be funded two business days prior to the Company's completion of its audited financial statements for the fiscal year ended July 31, 2005, and; $250,000 shall be funded within five business days of the date the Registration Statement (as defined below) is declared effective by the SEC. Under the Purchase Agreement, the Company also issued to Montgomery three-year warrants to purchase 350,000 shares of Common Stock at $0.001 per share.

In addition to the foregoing, the Company entered into a Securities Purchase Agreement (the "Accredited Investor Purchase Agreement") with the investors in its April 2005 financing pursuant to which such persons agreed to exchange the securities that they purchased in such financing for an aggregate of $556,500 principal amount of Debentures. Specifically, such persons agreed to exchange an aggregate of 863,845 units, as well as a warrant to purchase an additional Unit for an aggregate of $556,500 principal amount of Debentures. Each Unit consisted of one share of 5% convertible preferred stock of the Company, $.001 par value per share, and one warrant to purchase one share of the Company's common stock.

The Debentures mature on the first anniversary of the date of issuance and bear interest at the annual rate of 18% in cash. The Company is required to make monthly interest payments commencing on October 7, 2005, and to make monthly principal payments commencing on March 7, 2006.

Holders may convert, at any time, the principal amount outstanding under the Debentures into shares of Common Stock, at a conversion price per share equal to $0.144, subject to adjustment. Upon three-business day advance written notice, the Company may redeem the Debentures, in whole or in part. In the event that the closing bid price of the Common Stock on the date that the Company provides advance written notice of redemption or on the date redemption is made exceeds the conversion price then in effect, the redemption will be calculated at 112% of the Debentures face value.

In connection with the Purchase Agreement and the Accredited Investor Purchase Agreement, the Company also entered into registration rights agreements providing for the filing of a registration statement with the Securities and Exchange Commission registering the Common Stock issuable upon conversion of the Debentures and exercise of the Warrants. The Company is obligated to file the Registration Statement no later than 30 days from the date of closing and to use its best efforts to cause the Registration Statement to be declared effective no later than 90 days after filing and to insure that the registration statement remains in effect until all of the shares of common stock issuable upon conversion of the Debentures and exercise of the Warrants have been sold. In the event of a default of its obligations under the Registration Rights Agreements, including its agreement to file the Registration Statement with the Securities and Exchange Commission no later than 30 days from the date of closing, or if the Registration Statement is not declared effective within 90 days of filing, it is required pay to Montgomery and the Accredited Investors, as liquidated damages, for each month that the registration statement has not been filed or declared effective, as the case may be, either a cash amount or shares of our common stock equal to 2% of the liquidated value of the Debentures.

The Company's obligations under the Purchase Agreement and the Accredited Investor Purchase Agreement are secured by substantially all of the Company's assets. In addition, the Accredited Investors entered into an Intercreditor Agreement with Montgomery whereby Montgomery shall be a secured party pursuant to the UCC-1 filed on behalf of Montgomery and shall be superior to the Accredited Investors as if Montgomery's UCC-1 was filed before any and all of the Accredited Investor's liens. As further security for its obligations under the Purchase Agreement and the Accredited Investor Purchase Agreement, the Company has deposited into escrow 25,685,000 shares of Common Stock.

                                  RISK FACTORS

An investment in our shares involves a high degree of risk. Before making an investment decision, you should carefully consider all of the risks described in this prospectus. If any of the risks discussed in this prospectus actually occur, our business, financial condition and results of operations could be materially and adversely affected. If this were to happen, the price of our shares could decline significantly and you may lose all or a part of your investment. The risk factors described below are not the only ones that may affect us. Our forward-looking statements in this prospectus are subject to the following risks and uncertainties. Our actual results could differ materially from those anticipated by our forward-looking statements as a result of the risk factors below. See "Forward-Looking Statements."

Risks Related to Our Business

We have not generated any revenues and may never achieve profitability

We are a development stage company and, to date, have not generated any revenues. From inception through April 30, 2005, we had an accumulated deficit of $6,179,728. For the years ended July 31, 2004 and 2003, we incurred net losses of $1,016,972 and $1,080,619, respectively. We cannot assure you that we can achieve or sustain profitability in the future. Our operations are subject to the risks and competition inherent in the establishment of a business enterprise. There can be no assurance that future operations will be profitable. Revenues and profits, if any, will depend upon various factors, including whether our product development can be completed, and if it will achieve market acceptance. We may not achieve our business objectives and the failure to achieve such goals would have an adverse impact on us. These matters raise substantial doubt about our ability to continue as a going concern.

Our auditors have included a going concern qualification in their opinion which may make it more difficult for us to raise capital

Our auditors have qualified their opinion on our financial statements because of concerns about our ability to continue as a going concern. These concerns arise from the fact that we have not generated sufficient cash flows to meet our obligations and sustain our operations. If we are unable to continue as a going concern, you could lose your entire investment in us.

We will need significant additional capital, which we may be unable to obtain.

Our capital requirements in connection with our development activities and transition to commercial operations have been and will continue to be significant. We have depended upon the proceeds of sales of our securities to private investors to cover our operating losses. We will require substantial additional funds to continue research, development and testing of our technologies and products, to obtain intellectual property protection relating to our technologies when appropriate, and to manufacture and market our products. We anticipate that the funds being raised by this Offering will only be sufficient to fund our operations for the next 24 months and, thereafter if we do not generate adequate cash flow from operations and licensing we will need to raise additional funds. There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. The inability to obtain additional capital may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we will likely be required to curtail our research and development plans. Any additional equity financing may involve substantial dilution to our then existing shareholders.

We are a development stage company and may be unable to develop or license commercially feasible products.

We are a development stage company and have not generated any significant revenues from commercial operations. Although we have developed commercial models of Evomouse and functional demonstration models for our fetal heart monitor and prothrombin blood-clotting monitor, we have not, as yet, manufactured any fully-engineered prototype models for commercial demonstration. We may not be able to produce effectively functioning prototype models or final products in commercial quantities at acceptable costs, or, if produced, we may not be able to successfully market the products, directly or in conjunction with third parties.

Our future revenues are dependent on establishing licenses, joint venture or distribution arrangements with established companies.

Our ability to generate revenue from the sale of our products will be dependent, among other things, upon our ability to enter into licenses, joint venture or distribution arrangements with established businesses with existing sales and marketing infrastructures. Although we have entered into agreements with the Unipath division of Inverness Medical Innovations, and are negotiating with several other companies, we have only generated revenues of $1,420,830 of development and grant funding from these companies and government initiatives. There can be no assurance that we will be able to generate revenues or profits under any such agreements, if and when formalized. In addition, given our early stage of development and limited capital resources, the terms demanded by any prospective licensee or joint venture partner may not be attractive to us or otherwise enable us to achieve our strategic objectives and goals.

Our products may not gain market acceptance.

The products we are currently developing utilize new technologies. As with any new technologies, in order for us to be successful, our technologies must gain market acceptance. Since we design our products to exploit markets that presently utilize or are serviced by products from competing technologies, meaningful commercial markets may not develop for our products.

We have limited manufacturing and marketing experience.

Achieving marketing acceptance for our technologies and proposed products will require substantial marketing efforts and expenditure of significant funds to educate key original equipment manufacturers, or OEMs, as to the distinctive characteristics and anticipated benefits of our products and technologies. We currently have limited manufacturing and marketing experience and limited financial, personnel and other resources to undertake the extensive marketing activities that are necessary to market our products and technologies.

The development of our products and technology is uncertain.

Our development efforts are subject to unanticipated delays, expenses or technical or other problems, as well as the possible insufficiency of funding to complete development. Our success will depend upon our products and technologies meeting acceptable cost and performance criteria, and upon their timely introduction into the marketplace. All of our proposed products and technologies may never be successfully developed, and even if developed, they may not satisfactorily perform the functions for which they are designed. Additionally, these products may not meet applicable price or performance objectives. Unanticipated technical or other problems may accrue which would result in increased costs or material delays in their development or commercialization.

Our products may contain defects.

Our products may contain deficiencies that become apparent subsequent to widespread commercial use. Remedying such errors could delay our plans and cause us to incur additional costs which would have a material adverse effect on our financial position.

We depend on third party product design changes.

Our success will depend upon our ability to make our products compatible with the products of third-party manufacturers. In addition, we will depend on potential customers redesigning or otherwise modifying their products to fully utilize our products and technologies. Our failure to make our products and technology compatible with products of third-party manufacturers or the failure of potential customers to make necessary modifications to or redesign their products to accommodate our products could have a material adverse effect on our ability to sell or license our technologies and products.

We are operating in a highly competitive market.

The development and marketing of medical products and devices is extremely competitive. In many cases we will compete with entrenched multi-national corporations, such as Johnson & Johnson, Roche and others, all of whom have similar products already being manufactured and sold. Competitors range from development stage companies to major domestic and international companies, most of which have substantially greater financial, technical, marketing and human resource capabilities than we have, as well as established positions in markets, name brand recognition, and established ties with OEMs. These or other companies may succeed in developing products or technologies that are more effective than those being developed by us or which would render our products and technology obsolete or non-competitive in the marketplace.

Our patents and proprietary rights are difficult to protect.

Our ability to compete effectively will depend in part on our ability to maintain the proprietary nature of our technology and manufacturing processes through a combination of patent and trade secret protection, non-disclosure agreements and other arrangements. We have completed a substantial amount of invention disclosure documentation. Thus far, we have: one patent granted; we have allowed one patent to lapse in a non core area;, we have nine patents pending and; we have one patent in draft. We intend to continue to file patent applications covering our products when and where appropriate. Such filings will be costly and time consuming. Patents may not issue from applications and any issued patents may not provide adequate protection for our products or processes. Our competitors may independently patent technologies that are substantially equivalent or superior to our technology. In addition, competitors' products may infringe upon our patents and the cost of protecting our rights relative to such infringement may be prohibitive thereby undermining our ability to protect products effectively.

Foreign countries may not provide adequate patent protection.

Patent applications filed in certain foreign countries are subject to laws, rules and procedures which differ from those of the United States and the United Kingdom. Foreign patent applications filed by us related to United States or United Kingdom patents may not be issued. Furthermore, some foreign countries provide significantly less patent protection than the United States or the
United Kingdom. We could incur substantial costs in defending patent infringement suits brought by others and in prosecuting patent infringement suits against third party infringers.

We depend on our key personnel.

The development and marketing of our technology will be dependent upon the skills and efforts of a small group of management and technical personnel. Losing the services of any of our key personnel could have a material adverse effect on our operations. Furthermore, recruiting and retaining qualified technical personnel to perform research, development and technical support work in the future will be critical to our success. We may not be able to continue to recruit and retain skilled and experienced personnel.

We may not be able to manage growth and expansion effectively.

Rapid growth of our business may significantly strain our management, operational and technical resources. If we are successful in obtaining rapid market penetration of our products, we will be required to manufacture and deliver large volumes of quality products to our customers on a timely basis at a reasonable cost. Our strategy is that we will NOT manufacture but create partnerships with manufacturers. This could potentially strain our operational, management and financial systems and controls.

Our confidentiality agreements may not adequately protect our unpatented proprietary information.

We rely on confidentiality agreements to protect our unpatented proprietary information, know-how and trade secrets. Our competitors may either independently develop the same or similar information or obtain access to our proprietary information. In addition, we may not prevail if we assert challenges to intellectual property rights against third parties. In this regard, our employees are required to enter into agreements providing for confidentiality, the assignment of rights to inventions made by them while employed by us, as well as for non-competition and non-solicitation during their employment term and one year thereafter. Our employees may not comply with the terms of these agreements.

We may become subject to risks inherent in international operations including currency exchange rate fluctuations and tariff regulations.

To the extent we in the future sell or license our products or technologies outside the United Kingdom, we will be subject to the risks associated with fluctuations in currency exchange rates. We may also be subject to tariff regulations and requirements for export licenses, particularly with respect to the export of certain technologies (which licenses may on occasion be delayed or difficult to obtain), unexpected changes in regulatory requirements, longer accounts receivable requirements, difficulties in managing international operations, potentially adverse tax consequences, restrictions on repatriation of earnings and the burdens of complying with a wide variety of foreign laws.

We maintain modest insurance coverage and therefore we could incur losses as a result of an uninsured loss.

We maintain theft and casualty insurance. In addition, we maintain key man insurance on the following two employess in the amount of $1,000,000 each:John Fuller, our Chief Executive Officer, and Brian Cameron, our Chief Operating Officer. We carry liability insurance on our Prediction of Labour Onset trials of up to $5,000,000, and standard United Kingdom employee liability insurance that is compulsory for all United Kingdom companies.

Risks relating to the Standby Equity Distribution Agreement:

There are a large number of shares underlying our periodic equity investment agreement that are being registered in this prospectus and the sale of these shares may depress the market price of our common stock.

The issuance and sale of shares upon delivery of an advance by Cornell Capital Partners LP pursuant to the Standby Equity Distribution Agreement in the amount up to $10,000,000 is likely to result in substantial dilution to the interests of other stockholders. As of September 9, 2005, we had 80,391,308 shares of common stock issued and outstanding. We are registering 61,742,959shares of common stock pursuant to this registration statement, of which up to 50,000,000 shares are reserved for issuance pursuant to our agreement with Cornell. As of September 9, 2005, the closing price of our common stock was $0.29. There is no upper limit on the number of shares that we may be required to issue under the agreement with Cornell.

The continuously adjustable price feature of our periodic equity investment agreement could require us to issue a substantially greater number of shares, which will cause dilution to our existing stockholders. The number of shares we will be required to issue upon receipt of an advance pursuant to our agreement with Cornell will increase if the market price of our stock decreases. The following is an example of the amount of shares of our common stock issuable in connection with an advance of $500,000 under the Cornell agreement, based on market prices assumed to be 25%, 50% and 75% below the closing bid prices on September 8, 2005 of $0.23:

--------------------------------------------------------------------------------------------------
% BELOW MARKET     PRICE PER SHARE      WITH 3% DISCOUNT     NUMBER OF SHARES     PERCENTAGE
--------------------------------------------------------------------------------------------------
25%                $0.1725              $0.167               2,994,011            %3.7
--------------------------------------------------------------------------------------------------
50%                $0.115               $0.112               4,464,285            %5.5
--------------------------------------------------------------------------------------------------
75%                $0.0575              $0.055               9,090,909            %11.3
--------------------------------------------------------------------------------------------------

*Based upon 80,391,308 shares of common stock outstanding as of September 9, 2005.

As illustrated, the number of shares of common stock issuable in connection with an advance under the Cornell agreement will increase if the market price of our stock declines, which will cause dilution to our existing stockholders.

The large number of shares issuable under the Cornell agreement may result in a change of control

As there is no limit on the number of shares that may be issued under the agreement, these issuances may result in Cornell controlling us. It may be able to exert substantial influence over all matters submitted to a vote of the shareholders, including the election and removal of directors, amendments to our articles of incorporation and by-laws, and the approval of a merger, consolidation or sale of all or substantially all of our assets. In addition, this concentration of ownership could inhibit the management of our business and affairs and have the effect of delaying, deferring or preventing a change in control or impeding a merger, consolidation, takeover or other business combination which our shareholder, may view favorably.

The lower the stock price, the greater the number of shares issuable under the Cornell agreement

The number of shares that Cornell will receive under its agreement with us is determined by the market price of our common stock prevailing at the time of each sale. The lower the market price, the greater the number of shares issuable under the agreement. Upon issuance of the shares, to the extent that Cornell will attempt to sell the shares into the market, these sales may further reduce the market price of our common stock. This in turn will increase the number of shares issuable under the agreement. This may lead to an escalation of lower market prices and ever greater numbers of shares to be issued. A larger number of shares issuable at a discount to a continuously declining stock price will expose our shareholders to greater dilution and a reduction of the value of their investment.

The sale of our stock under the Cornell agreement could encourage short sales by third parties, which could contribute to the future decline of our stock price and materially dilute existing stockholders' equity and voting rights.

The agreement with Cornell has the potential to cause significant downward pressure on the price of our common stock. This is particularly the case if the shares being placed into the market exceed the market's ability to absorb the increased number of shares of stock or if we have not performed in such a manner to show that the equity funds raised will be used by us to grow. Such an event could place further downward pressure on the price of our common stock. Under the terms of our agreement with Cornell, we may request regular drawdowns. Even if we use the proceeds under the agreement to grow our revenues and profits or invest in assets, which are materially beneficial to us, the opportunity exists for short sellers and others to contribute to the future decline of our stock price. If there are significant short sales of our stock, the price decline that would result from this activity will cause the share price to decline more so, which, in turn, may cause long holders of the stock to sell their shares thereby contributing to sales of stock in the market. If there is an imbalance on the sell side of the market for the stock, our stock price will decline. If this occurs, the number of shares of our common stock that is issuable pursuant to the Cornell agreement will increase, which will materially dilute existing stockholders' equity and voting rights.

We may not be able to access sufficient funds under the Cornell agreement when needed.

We are dependent on external financing to fund our operations. Our financing needs will to some extent be provided from the agreement with Cornell. No assurances can be given that such financing will be available in sufficient amounts or at all when needed, in part, because we are limited to a maximum draw down of $500,000 per advance. In addition, the Cornell agreement limits the number of shares of our common stock that Cornell may own pursuant to an advance to 9.9% of our outstanding common stock. As a result, Cornell may never complete the $10,000,000 investment contemplated under the agreement.

Cornell Capital Partners may sell shares of our common stock after we deliver an advance notice during the pricing period, which could cause our stock price to decline.

Cornell Capital Partners is deemed to beneficially own the shares of common stock corresponding to a particular advance on the date that we deliver an advance notice to Cornell Capital Partners, which is prior to the date the stock is delivered to Cornell Capital Partners. Cornell Capital Partners may sell such shares any time after we deliver an advance notice. Accordingly, Cornell Capital Partners may sell such shares during the pricing period. Such sales may cause our stock price to decline and if so would result in a lower stock price during the pricing period, which would result in us having to issue a larger number of shares of common stock to Cornell in respect of the advance.

The following risks relate principally to our common stock and its market value:

There is a limited market for our common stock which may make it more difficult for you to dispose of your stock

Our common stock is quoted on the OTC Bulletin Board under the symbol "IVME.OB." There is a limited trading market for our common stock. Accordingly, there can be no assurance as to the liquidity of any markets that may develop for our common stock, the ability of holders of our common stock to sell our common stock, or the prices at which holders may be able to sell our common stock.

Our stock price may be volatile

The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including:

o technological innovations or new products and services by us or our competitors;
o additions or departures of key personnel;
o sales of our common stock
o our ability to integrate operations, technology, products and services;
o our ability to execute our business plan;
o operating results below expectations;
o loss of any strategic relationship;
o industry developments;
o economic and other external factors; and
o period-to-period fluctuations in our financial results.

Because we have a limited operating history with no revenues to date, you may consider any one of these factors to be material. Our stock price may fluctuate widely as a result of any of the above listed factors.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

We have not paid dividends in the past and do not expect to pay dividends in the future. Any return on investment may be limited to the value of our common stock

We have never paid cash dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if its stock price appreciates.

Our common stock is deemed to be penny stock with a limited trading market

Our common stock is currently listed for trading on the OTC Bulletin Board which is generally considered to be a less efficient market than markets such as NASDAQ or other national exchanges, and which may cause difficulty in conducting trades and difficulty in obtaining future financing. Further, our securities are subject to the "penny stock rules" adopted pursuant to Section 15 (g) of the Securities Exchange Act of 1934, as amended, or Exchange Act. The penny stock rules apply to non-NASDAQ companies whose common stock trades at less than $5.00 per share or which have tangible net worth of less than $5,000,000 ($2,000,000 if the company has been operating for three or more years). Such rules require, among other things, that brokers who trade "penny stock" to persons other than "established customers" complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade "penny stock" because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. In the event that we remain subject to the "penny stock rules" for any significant period, there may develop an adverse impact on the market, if any, for our securities. Because our securities are subject to the "penny stock rules," investors will find it more difficult to dispose of our securities. Further, for companies whose securities are traded in the OTC Bulletin Board, it is more difficult: (i) to obtain accurate quotations, (ii) to obtain coverage for significant news events because major wire services, such as the Dow Jones News Service, generally do not publish press releases about such companies, and (iii) to obtain needed capital.

                           FORWARD-LOOKING STATEMENTS

Our representatives and we may from time to time make written or oral statements that are "forward-looking," including statements contained in this prospectus and other filings with the Securities and Exchange Commission, reports to our stockholders and news releases. All statements that express expectations, estimates, forecasts or projections are forward-looking statements within the meaning of the Act. In addition, other written or oral statements which constitute forward-looking statements may be made by us or on our behalf. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "projects," "forecasts," "may," "should," variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in or suggested by such forward-looking statements. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Important factors on which such statements are based are assumptions concerning uncertainties, including but not limited to uncertainties associated with the following:

(a) volatility or decline of our stock price;

(b) potential fluctuation in quarterly results;

(c) our failure to earn revenues or profits;

(d) inadequate capital and barriers to raising the additional capital or to obtaining the financing needed to implement its business plans;

(e) inadequate capital to continue business;

(f) changes in demand for our products and services;

(g) rapid and significant changes in markets;

(h) litigation with or legal claims and allegations by outside parties;

(i) insufficient revenues to cover operating costs.

                                 USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by Cornell Capital Partners LP, Montgomery Equity Partners Ltd., and the other Selling Stockholders. We will receive proceeds from the sale of shares of our common stock to Cornell under the Standby Equity Distribution Agreement. The purchase price of the shares purchased under that agreement will be equal to 97% of the lowest bid price for the five trading days following the day that we notify Cornell that we intend shares to it. We may also receive proceeds from the exercise of the warrants.

For illustrative purposes, we have set forth below our intended use of proceeds for the range of net proceeds indicated below to be received under the Standby Equity Distribution Agreement assuming a sale of 10%, 25%, 50% and 100% of the shares issuable under that agreement. We have the ability to draw down the full $10,000,000 pursuant to the agreement, however we may draw down less than that amount. The table assumes estimated offering expenses of $55,000, plus an amount equal to 5% of the gross proceeds of each advance payable to Cornell as a fee.


                                  10%          25%          50%          100%
                              ----------   ----------   ----------   -----------
Gross Proceeds                $1,000,000   $2,500,000   $5,000,000   $10,000,000
Net Proceeds after offering
expenses and fees             $  895,000   $2,320,000   $4,695,000   $ 9,445,000

Use of proceeds:
General Working Capital       $  895,000   $2,320,000   $4,695,000   $ 9,445,000
                              ==========   ==========   ==========   ===========




            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion should be read in conjunction with our condensed financial statements and notes to those statements. In addition to historical information, the following discussion and other parts of this quarterly report contain forward-looking information that involves risks and uncertainties.

Overview

In Veritas Medical Diagnostics, Inc. (formerly In Vivo Medical Diagnostics, Inc. and Sports Information and Publishing Corp.) is engaged in the development of lateral applications of novel measurement techniques in medical devices with `near-patient' (i.e. point of care) testing applications.

We have limited assets and limited revenues and at April 30, 2005, had an accumulated deficit from inception of $6,179,728. As a result, our auditors, in their report on our financial statement for the fiscal year ended July 31, 2004, have expressed substantial doubt about our ability to continue as a going concern.

Results Of Operations

Results Of Operations For The Fiscal Year Ended July 31, 2004, Compared To Fiscal Year Ended July 31, 2003

Revenues

During the year ended July 31, 2004 we had sales of $760,516. During the year ended July 31, 2003, we had sales of $286,499. The increased revenues were primarily derived from the development contract and license agreement for our prothrombin blood clotting measuring device with Inverness Medical Innovations, Inc ("IMI").

Research & Development Expenses

For the year ended July 31, 2004, research and development costs were $561,686, an increase from $383,224 for the year ended July 31, 2003. The increase in 2004 resulted from the development of our prothrombin blood clotting measuring device pursuant to our agreement with IMI.

Depreciation Expenses

Depreciation expenses for the year ended July 31, 2004 increased to $21,892 from $21,129 for the year ended July 31, 2003. This change is insignificant, reflecting the fact that investment in fixed assets has not altered materially from year to year.

General & Administrative Expenses

General and administrative expenses for the year ended July 31, 2004 increased to $1,193,087 from $954,861 for the year ended July 31, 2003. The increase in 2004 is due to our increased operations, as well as increased legal fees associated with our patents and the share exchange transaction.

Net Income (Loss)

Our net loss for the year ended July 31, 2004 was $1,016,972, as compared to a net loss of $1,080,619 for the year ended July 31, 2003. This relatively small reduction in loss is due to increased sales offset in part by increased expenditure on research and development and, to a lesser extent, general and administrative expenses.

Results of Operations for the Three-Month Period Ended April 30, 2005 Compared to the Same Period ended April 30, 2004

Revenues

During the three months ended April 30, 2005 we had sales of $351,202. During the three months ended April 30, 2004, we had sales of $246,930. The increased revenues were primarily derived from the development contract and license agreement for our prothrombin blood clotting measuring device with IMI.

Depreciation Expenses

Depreciation expenses for the three months ended April 30, 2005 decreased to $6,228 from $9,567 for the three months ended April 30, 2004.

General & Administrative Expenses

General and administrative expenses for the three months ended April 30, 2005 increased to $694,247 from $385,780 for the three months ended April 30, 2004. The increase in 2005 is due to our increased operations, as well as increased legal fees associated with our patents and the share exchange transaction.

Net Income (Loss)

The net loss for the three months ended April 30, 2005 was $387,990, as compared to a net loss of $148,726 for the three months ended April 30, 2004. This change resulted primarily from an increase in business activity associated with product development.

Results of Operations for the Nine Month Period Ended April 30, 2005 Compared to Same Period ended April 30, 2004

Revenues

During the nine months ended April 30, 2005 we had sales of $911,104. During the nine months ended April 30, 2004, we had sales of $473,182. The increased revenues were primarily derived from the development contract and license agreement for our prothrombin blood clotting measuring device with IMI.

Research & Development Expenses

For the nine months ended April 30, 2005, research and development costs were $500,582, an increase from $0 for the nine months ended April 30, 2004. The increase resulted from the development of our prothrombin blood clotting measuring device pursuant to our agreement with IMI.

Depreciation Expenses

Depreciation expenses for the nine months ended April 30, 2005 decreased to $15,771 from $21,117 for the nine months ended April 30, 2004.

General & Administrative Expenses

General and administrative expenses for the nine months ended April 30, 2005 increased to $1,981,042 from $1,304,038 for the nine months ended April 30, 2004. The increase in 2005 is due to our increased operations, as well as increased legal fees associated with our patents and the share exchange transaction.

Net Income (Loss)

The net loss for the nine months ended April 30, 2005 was $1,723,946, as compared to a net loss of $853,892 for the nine months ended April 30, 2004. This change resulted primarily from increases in business activity associated with product development.

Liquidity and Capital Resources

As of April 30, 2005, we had cash of $170,464. Our current liabilities as of April 30, 2005 aggregated $3,077,887. In order to implement our plan of operation and commercialize our products, we intend to secure development contracts with commercial partners committed to launching products into global markets. We may also seek outside debt and equity financing to fund our continuing operations, to the extent that such funding is available under reasonable terms and conditions. We have not yet sought any commitments for such financing and no assurance can be given that additional financing will be available, or if available, will be on acceptable terms.

Recent Financing

On April 15, 2005, we completed the sale of 863,845 units (the "Units"), each Unit consisting of one share of 5% convertible preferred stock of the Company, $.001 par value per share (the "Preferred Stock"), and one warrant to purchase one share of the Company's common stock (the "Warrants"), to accredited investors pursuant for an aggregate purchase price of approximately $561,500. The aggregate purchase price consisted of the sale of $401,500 of Units for cash and the sale of $160,000 of Units for the forgiveness of debt. In addition, each purchaser of a Unit received a warrant to purchase an additional Unit (the "Unit Warrants"). The aforementioned securities were sold in reliance upon the exemption afforded by the provisions of Regulation D, as promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended.

In connection with the offering, we entered into a Registration Rights Agreement with the purchasers and the placement agent pursuant to which we are obligated to file a registration statement on Form SB-2 (or if Form SB-2 is not then available to us, on such form of registration statement that is available to effect the registration of the Common Shares) within 30 days after the closing of the offering. We must register at least the number of shares of our Common Stock equal to the Common Shares plus the number of shares necessary to permit the exercise in full of the Warrants. If we do not file the registration statements with the SEC within 30 days after the closing of the offering, we are required to make pro rata payments to the Purchasers, as liquidated damages and not as a penalty, in an amount equal to 2.0% of the aggregate amount invested by each purchaser for each 30 day period or pro rata for any portion thereof following the date by which such registration statement should have been filed. To date, we have not filed such registration statement.

Off Balance Sheet Arrangements

We do not have any off balance sheet arrangements as of April 30, 2005 or as of the date of this report.

Recently Issued Accounting Pronouncements

Statement of Financial Accounting Standards No. 123 (revised 2004) Share-Based Payment (SFAS 123R) establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. This Statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. This Statement does not change the accounting guidance for share-based payment transactions with parties other than employees provided in Statement 123 as originally issued and EITF Issue No. 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services." This Statement does not address the accounting for employee share ownership plans, which are subject to AICPA Statement of Position 93-6, Employers' Accounting for Employee Stock Ownership Plans. The Company is required to adopt SFAS 123R effective January 1, 2006. The standard provides for a prospective application. Under this method, the Company will begin recognizing compensation cost for equity based compensation for all new or modified grants after the date of adoption. In addition, the Company will recognize the unvested portion of the grant date fair value of awards issued prior to the adoption abased on the fair values previously calculated for disclosure purposes. At December 31, 2004, the Company had no unvested options.

In May 2003, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard ("SFAS") No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument this is within its scope as a liability. Many of those instruments were previously classified as equity. SFAS No. 150 is effective for financial instruments entered into after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatorily redeemable financial instruments of nonpublic entities. For nonpublic entities, mandatorily financial instruments are subject to SFAS No. 150 for the first period beginning after December 15, 2003. Adoption of SFAS No. 150 will require us to report any cumulative redeemable preferred stock and any cumulative Class C redeemable preferred stock outstanding at the time of adoption as a liability.

BUSINESS

General Overview

In Veritas Medical Diagnostics, Inc. (formerly In Vivo Medical Diagnostics, Inc. and Sports Information and Publishing Corp.) (the "Company") is engaged in the development of lateral applications of novel measurement techniques in medical devices with `near-patient' (i.e. point of care) testing applications.

History

The Company was originally incorporated under the laws of Colorado on November 7, 2003 under the name Sports Information Publishing Corp. ("SIPC") for the purpose of engaging in sports prognostication.

On July 30, 2004, the security holders of Hall Effect Medical Products, Inc. consummated the transactions contemplated by a share exchange agreement (the "Share Exchange Agreement"), dated as of June 30, 2004, by and among Sports Information and Publishing Corp. , Michael D. Tanner, HEMP Trustees Limited, as the corporate trustee of the HEMP Employment Benefit Trust, John Fuller, Brian Cameron, Westek Limited, and the security holders of Hall Effect Medical Products, Inc. As a result of the exchange, Hall Effect Medical Products, Inc. became our wholly owned subsidiary ("In Vivo DE").

Thereafter, the parties to the Share Exchange agreed to amend the terms of the agreement to correct certain information regarding (i) the number of shares issued in connection with the transactions contemplated by the agreement, and
(ii) the capitalization of the Company both before and after the transactions contemplated by the agreement.

Pursuant to the Share Exchange, as amended, the Company:

o issued to the former holders of 8,000,000 shares of In Vivo DE preferred stock, an aggregate of 34,343,662 shares of our 4% voting redeemable convertible preferred stock (the "4% Preferred Stock");

o issued to the former holders of shares of In Vivo DE common stock, an aggregate of 38,636,453 shares of our common stock;

o issued 1,636,233 additional shares of our common stock to holders of $467,495 of promissory notes ($450,000 of which was converted by July 31, 2004), issued by In Vivo DE's wholly owned subsidiaries, Hall Effect Technologies Ltd. and Jopejo Ltd., in exchange for the cancellation of such notes; and

o agreed to cause the resignation of all current members of our board of directors and appoint new directors as designated by certain shareholders or affiliates of In Vivo DE.

Each full share of the Company's 4% Preferred Stock is convertible at any time after October 31, 2005, at the option of the holder, into one full share of our common stock. The shares of 4% Preferred Stock vote, together with our outstanding common stock on an "as converted" basis, at any regular or special meeting of our stockholders called for the purpose of electing directors of our company or to vote on any other matter requiring shareholder approval under Colorado corporate law.

Effective April 8, 2005, the Company changed its name from In Vivo Medical Diagnostics, Inc. to In Veritas Medical Diagnostics, Inc.

Our Subsidiaries
----------------

We have two wholly owned subsidiaries, IVMD(UK) Ltd. ("IVMD(UK)") and Jopejo Ltd. ("Jopejo"), both of which are incorporated under the laws of England and Wales and based in Inverness, Scotland.

IVMD(UK), formerly Hall Effect Technologies Ltd ("HET") built a platform of patents from which to exploit unique commercial applications. HET's operations were, historically, funded in part from development contracts and government grants, with a majority of funding provided by Westek Ltd. The controlling interest of Jopejo Ltd., a biotech research company utilizing similar development techniques, was purchased by Abacus Trust Company Limited and the operations of the companies merged to achieve development savings.

The fundamental premise is in the transfer of measurement technology, the principles of which are known and established in the world of physical science, into medical devices with global near-patient applications. This is done through the creation of novel, patented methods and apparatus for which IVMD is the sole owner of the intellectual property. One application, forecast to generate royalty revenues from 2005 onwards, is in the final phase of development with route-to-market secured through a major distributor.

Products and Services
---------------------

We currently have applied for eleven patents (see table below), from granted to pending, covering the generic application of our products and technology. We are currently working on a number of additional patents for submission during the next year. We have allowed two additional patents to lapse because we believe that they are no longer core to our business and have no commercial value for us. We have engineered prototypes on three distinct products:

o a prothrombin device for measuring the clotting or coagulation time of blood in patients at risk of heart disease and stroke - a critical measurement for a condition affecting millions worldwide

o a suite of products for fetal heart monitoring and predicting the onset of labor several weeks in advance of the commencement of labor pains

o a device to establish proof of principle, and a prototype to demonstrate a low cost and non-harmful alternative to conventional X-ray imaging

We have also established the concept and are developing proof of principle for other low-cost and safe magnetic detection systems for additional applications, including:

o a minimally-invasive, rapid and accurate system for detection of compounds within blood

o a non-invasive glucose monitoring system for diabetics which can be merely clipped to a patient's ear lobe (or other area with blood rich tissue) and, without taking blood from the patient, will measure levels of glucose in the blood;

o a rapid, non-invasive monitoring device for osteoporosis

o a surgical instrument positioning system.

The initial commercial product was a computer input device based on our patented technology, known as the "Evomouse," which was developed to the point of sale. Although the initial response in the computer peripheral press was very encouraging, we determined that this device is non-core to the future of our business. Accordingly, we discontinued production and are seeking to sell or license rights to the "Evomouse." We have recently entered into an agreement with UTEK, and American corporation, for the potential sale or licensing of this technology.

Services
--------

We have built a successful reputation for delivering rapid prototype and production development programs. Using skilled managers with experience transferable from other industrial sectors, we can take our concept applications to prototype and even production release stage, in timescales vastly shorter than conventional project management would suggest.

Commercial Arrangements
-----------------------

We entered into a development contract and license agreement for our prothrombin blood clotting measuring device with Inverness Medical Innovations, Inc (IMA -
Amex) ("IMI"), located in Boston, MA. The development contract contributed over $2 million, over an 18-month period, and culminates in the delivery of the initial batch of units for market launch during the last quarter of calendar year 2005.

Thereafter, under our agreement with IMI, we will grant an exclusive, worldwide license to IMI for the use of our technology to produce and market a prothrombin blood clotting measuring device for which we will receive a royalty equal to 2% of all net sales of such device.

In September 2001, we entered into a letter of intent with Rosti (UK) Ltd., a subsidiary of AP Moller, which is a high quality plastics and electronics supplier to the medical industry, located in Copenhagen, Denmark, for research into the exploitation of additional commercial product applications of our monitoring systems with their customer base, which includes Sony Ericsson, Nokia, Aventis, GlaxoSmithKline and Maersk Medical.

In addition, our glucose monitoring technology has been examined by Novo Nordisk (Denmark), the world's largest supplier of insulin for diabetics, which has expressed that it will enter into a commercial agreement with us when we are able to demonstrate proof of principle in blood.

Product Descriptions
--------------------

The table set forth below briefly describes our key products, their applications and advantages over current technology and products.

------------------------------ ---------------------- ------------------------ ------------------------
          Technology                  Product           Key Applications/            Advantage
                                                             Market
------------------------------ ---------------------- ------------------------ ------------------------
          Blood analyte        Prothrombin blood      Minimally-invasive,      Small, cheap device
          measurement          clotting measuring     accurate and safe,       with rapid measurement
                               device                 characteristic           using world leading
                                                      measuring device for     blood sample size
                                                      heart attack and
                                                      stroke sufferers
------------------------------ ---------------------- ------------------------ ------------------------

          Fetal heart rate     Consumer and           Reliable at-home and     Small, external
          monitor              professional  medical  professional-medical     device. Reliable
                               fetal well being       heart rate monitor for   detection and
                               monitor                unborn babies            continuous signal
                                                                               display. Ease of use.
                                                                               Current professional
                                                                               medical devices are
                                                                               unreliable. No device
                                                                               capable of untrained
                                                                               use exists. Device
                                                                               can be produced at
                                                                               significantly less cost
    IN DEVELOPMENT                                                             than current in-market
                                                                               devices.
------------------------------ ---------------------- ------------------------ ------------------------





------------------------------ ---------------------- ------------------------ ------------------------
          Technology                  Product           Key Applications/            Advantage
                                                             Market
------------------------------ ---------------------- ------------------------ ------------------------
          Labor predictor      Predictor of labor     Accurate prediction of   High negative and
                               onset                  onset of labor from 6    positive predictive
                                                      weeks out.  Consumer     success. Ease of use.
                                                      device for maternity     No competition exists
                                                      planning                 either in professional
                                                      In hospital,             medical or consumer
                                                      professional care for    markets
                                                      mothers identified
                                                      at-risk for pre-term
                                                      delivery.
------------------------------ ---------------------- ------------------------ ------------------------
          Blood analyte        Biomarker monitor      Accurate measurement     Highly sensitive, very
          measurement                                 using very low blood     low cost in comparison to
                                                      Volume of a number of    any competitive system.
                                                      Biomarkers including     Multiple measurements
                                                      Heart attack, HIV,       with one blood sample
                                                      Cholesterol and cancer
    IN RESEARCH

------------------------------ ---------------------- ------------------------ ------------------------

          Blood analyte        Blood glucose monitor  Non-invasive, accurate   Small, inexpensive
          measurement                                 and safe, glucose (and   device with rapid
                                                      other) concentration
                                                      continuous bulk
    IN RESEARCH                                       measuring device
                                                      measurement
------------------------------ ---------------------- ------------------------ ------------------------


          Medical imaging      Digital scanning       Non-invasive, safe,      Small and portable,
                               machine                high quality             cheap, continuous
    IN RESEARCH                                       alternative to 2D        display.  No ionizing
                                                      X-ray scanning           radiation.
------------------------------ ---------------------- ------------------------ ------------------------

          Bone density         Osteoporosis detection Non-invasive instant     No ionizing
          monitor              and monitoring device  display of bone          radiation.  Cheap and
    IN RESEARCH                                       mineral density for      accurate
                                                      osteoporosis patients
------------------------------ ---------------------- ------------------------ ------------------------

          Internal Surgery     In- theatre detection  Safe and accurate 3D     Alternative to low
                               system                 positioning of           power X-rays, use with
    IN RESEARCH                                       instruments and probes   tomography
                                                      during surgery
------------------------------ ---------------------- ------------------------ ------------------------

The advantages of our technology can be summarized as follows:

o our devices represent the transfer of known technology from physics to medicine;

o our technology can measure non-invasively or with very low analyte/sample size;

o the magnetic fields applied to human use are benign and safe;

o our devices can be produced and sold at a much lower cost than most competitive products;

o our devices give 'next generation' technical superiority by:

o operating from direct current to high alternating current frequencies;

o measuring very low levels of displacement; and

o working with low level magnetic fields

Marketing Strategy
------------------

Our strategy is to maximize the novel use of transferable techniques, exploit our core skills to build a solid intellectual property platform and optimize our exit timing for each appropriate application of the technology to maximize shareholder value.

For each product or group of products we have sought partners who can:

o help us identify the market and commercial opportunity;

o contribute to the research and development program; and

o be the ultimate manufacturer and/or distributor of the end product.

Recent Achievements
--------------------

Since June 2001, our management team has achieved the following:

o Focused development of our technology to create value around a portfolio of linked biomedical products, with enormous potential global market applications.

o Demonstrated the ability to develop a new, novel product from concept to manufacturing in China, with the establishment of marketing and distribution channels.

o  Created  a  core   skills   base   suited  to  the  science  and  fast  track
commercialization of these projects.

o Created a network of specialists to allow rapid, low overhead delivery of solutions.

o Focused research programs delivering proof of principle on the biomedical applications of the Hall Effect.

o Established a licensing and distribution agreement, and initiated letters of intent and negotiations with major biomedical companies leading to up to 16 separate product opportunities.

o Two of our eleven core patents have been granted and the remaining nine are pending. We have recently allowed our Evomouse patents to lapse to concentrate on funding our core patent strategy We are currently working on additional patent applications and filings using the Hall Effect (discussed below) and other transferable technologies to niche exploitation areas.

o Secured capital investment from the UK government via the Inverness and Nairn Enterprise Regional Development Board which has taken equity and guaranteed a program to provide partial funding for three major development programs.

o Started two PhD. Research programs at Strathclyde University in Glasgow, Scotland to further our research in non-invasive analyte measurement. These are due for review in October this year

Scientific Platform
-------------------

The Hall Effect and Magnetic Systems

We have unique expertise with the Hall Effect as applied to medical applications. The Hall Effect is a physical principle that was discovered in 1875, but whose applications were not fully utilized until the introduction of modern high sensitivity and custom-made semiconductors and contemporary computer processing power.

The definition of the Hall Effect is the generation of an electric potential perpendicular to both an electric current flowing along a conducting material and an external magnetic field applied at right angles to the plane containing the current and Hall field.

We have pioneered the use of Hall Effect devices in highly sensitive proportional measurement, exploiting their ability to measure to extremely high levels of accuracy in many environments. We have combined this basic technology with magnetic system design and digital signal processing to create non-invasive measurement systems which can characterize compounds and measure bulk and concentration at a molecular level.

Advanced Electronics and Signal Management

In developing these very accurate measuring devices, we have built substantial knowledge and intellectual property around the acquisition and processing of low and ultra-low level electrical signals, with particular attention to techniques for noise cancellation, compensatory processes for extraneous signals and temperature effects. In particular, these techniques have significant use in fetal monitoring applications where low-level electrical signals acquired from the patient can be effectively processed, enabling novel and valuable diagnosis.

These advantages combine to produce opportunities for the measurement of medical conditions either never before measured or in so effective a way that near-patient monitoring previously greatly demanded but technically impossible, can now be a cost-effective reality.

Intellectual Property

We believe that our science and capability is unique. In view of the low level of published research and patent activity around these measurement principles, to our knowledge, no other company or group has attempted to use these techniques for these levels of measurement to develop product applications. Our intellectual property is based upon our ability:

o to work at an appropriate physical level to specify magnetic systems

o to develop high sensitivity Hall Effect devices using Molecular Beam Epitaxy (manufacturing) techniques;

o  to  use  the  Hall  Effect  in  high   precision   proportional   measurement
applications;

o to provide advanced signal processing and control techniques to extract low level signals in biological systems; and

o to establish techniques for measuring low-level effects with high levels of precision.

In all cases, we own the intellectual property associated with our products and applications. In addition to our issued patents and pending patent applications,

we are in the process of filing for several additional patents at both a core principle and application levels.

Our eleven core patents and patent applications consist of the following:



 Patents                        Pending                              Granted
---------------------------     ----------------------------------   -----------
Blood Coagulation (Unipath)     China, European Patent, Japan, US
Ref: 23827.GB
---------------------------     ----------------------------------   -----------
Blood Monitor (Q-Meter)         China, European Patent, Japan, US
Ref: 1 (4)
---------------------------     ----------------------------------   -----------
Blood Monitor                   China, European Patent, Japan, US
(Susceptibility)
Ref: 1 (5)
---------------------------     ----------------------------------   -----------
Heart Monitor                   China, European Patent, Japan, US
Ref: FP3061
---------------------------     ----------------------------------   -----------
Immunoassay                     China, European Patent, Japan, US
Ref: P/25260
---------------------------     ----------------------------------   -----------
Labor Prediction                European Patent, Japan               United
Ref: FP2708                                                          Kingdom, US
---------------------------     ----------------------------------   -----------
Magnetic Separation             First Filing
Priority Date:
19/06/2004 GB
---------------------------     ----------------------------------   -----------
Medical electrode               China, European Patent, Japan, US
Ref: P3129
---------------------------     ----------------------------------   -----------
Immuoassay - measurement of     First Filing
Presence and concentration
Of compounds in fluids
Supercedes Magnetic
Seperation
---------------------------     ----------------------------------   -----------

Scanner                         China, European Patent, Japan, US
Ref: 1 (3)
Surgical Positioning            China, European Patent
Ref: 1 (2)
---------------------------     ----------------------------------   -----------

* European Patent

Path from Research to Products

Most advanced in development is the prothrombin time measuring device, with our goal to deliver a finished product under our commercial development license with IMI in 2005.

Our fetal monitoring applications are technologically the second most advanced in our medical device portfolio as we enter the second phase of clinical trials. To support the direction of our product development in line with our strategy of keeping the application focused on the end user, we have already conducted market research in clinics in both the US and the UK. These have substantiated the end product portfolio and given critical insights into the potential issues related to the ultimate marketing of the products

Next in line products will be those from the minimally invasive immunoassay suite. It is likely that the first Biomarkers to be measured would be in the area of DVT ( deep vein thrombosis ) or heart attack / stroke markers.

Although a significant number of other product opportunities are under consideration for magnetic susceptibility and dielectric dissipative measurement systems (and we believe substantially more are undoubtedly yet to be considered), the focus of our ongoing development research has been to establish a core platform with specific emphasis on non-invasive measurement of the glucose content of blood.

Initial Commercialization Strategy

The prothrombin blood clotting time measurement device and the fetal monitoring devices utilize much of the core science and technology that applies to the applications in research.

The nature of the commercial contracts for these two products is quite different. For the prothrombin time measurement device we are essentially providing a front-end measuring system for a product that will be independently developed, produced and marketed by the Unipath division of IMI.

In the case of the fetal monitoring devices, we have produced semi-engineered prototypes for clinical trials Our commercial strategy for these devices is to have the devices produced and assembled for us in China and contract with partners that can assist us in marketing and distributing the products. We intend to rely on our distribution partner's experience and contacts with the end-users on issues of product features, functions and performance criteria. We are also in discussions with a second commercial partner who would take the product into the US, Europe and other world markets. These arrangements only cover the consumer range of products and further partnerships are being sought for professional medical devices.

Products


Prothrombin Blood Coagulation Time Measuring Device

The prothrombin time (PT) is one of the most important laboratory measures to determine the functionality of the blood coagulation system. It is used in patient care to diagnose diseases of coagulation, assess the risk of bleeding in patients undergoing operative procedures, monitor patients being treated with oral anticoagulant (coumadin) therapy, and evaluate liver function. The PT is performed by measuring the clotting time of platelet-poor plasma after the addition of calcium and thromboplastin, a combination of tissue factor and phospholipid.

Both of the techniques in development, magnetic susceptibility and dielectric dissipation, can more easily be applied to measuring in-vitro rather than in-vivo analytes. The principles of measurement remain the same. For this specific application however, we are developing the magnetic susceptibility method as we have ascertained that this gives us the most accurate and repeatable measurement of clotting time and also the best grounds for a suite of unchallengeable patents.

As in the current practice in diabetic glucose monitoring, we extract a small drop of blood from a finger and place it on a strip. The prime advantages in using our PT measurement system over current devices are twofold: (a) cost, and
(b) the fact that our device only requires less than 3 microliters of blood, significantly less invasive than the 20 microliters of blood required by the only comparable systems. This makes it more likely to be used frequently and hence reduce the downstream cost of care for patients.

Market for PT Monitors

During the last few years PT monitors have been increasingly proposed as a substitute for conventional laboratory systems to control oral anticoagulant treatment. The distinct advantage is that they can be used for patient self-testing. Their use in combination with computer programs designed to adjust the dosage is predicted to open a new era in oral anticoagulant monitoring and all parties involved will benefit from such a revolution.

Physicians in charge (specialists and general practitioners) will be able to handle the increasing numbers of patients on oral anticoagulants. Laboratory workers now engaged in lengthy routines will now be available for other tasks. Health services groups and organizations may save a considerable amount of economic resources now spent in the management of patients on oral anticoagulants. Patients themselves will benefit by spending less time attending overcrowded waiting rooms.

An estimated 17 million people worldwide die of cardiovascular diseases every year, particularly heart attacks and strokes (Source: WHO). The total European market revenues in 2004 is estimated to be 150 million euro and is expected to increase to 375 million euro in 2009 with marked increases in point of care testing and decreases in laboratory testing and sample size forecast (Source:
Frost & Sullivan)

The current benchmark PT monitor is the CoaguChek system marketed by Roche. Our patents in the PT monitors include both the configuration of the measurement apparatus and the detail of the strip design. The principal advantages of our PT Monitor over the CoaguChek system is shown in the table below.



Feature            CoaguChek                      IVMD
------------------ ------------------------------ ------------------------------
Pain of use        Inhibitive                     Micro-lance - `pin-prick'
------------------ ------------------------------ ------------------------------
Blood volume       20 microliters                 <3 microliters
------------------ ------------------------------ ------------------------------
Ease of use        Complex & error prone process
------------------ ------------------------------ ------------------------------
Size of device     Desk top                       Hand-held; mobile phone
------------------ ------------------------------ ------------------------------

Cost of device     $1,295                          nominal
------------------ ------------------------------ ------------------------------
Cost of strip      $4.83                           nominal
------------------ ------------------------------ ------------------------------
Power consumption  Multi, hi-capacity batteries   Pen-torch style, low-capacity
------------------ ------------------------------ ------------------------------

Fetal Monitoring Devices

We are currently completing development of two interlinked fetal monitoring devices - fetal heart monitoring and the prediction of labor onset (POLO) - has had two phases of clinical trials conducted in Leeds, England.

Fetal heart rate is the most reliable measure of fetal well-being and is an important part of antenatal and intrapartum care. Currently physicians and midwives use auscultation - merely listening through a trumpet - or small ultrasound devices that detect the fetal heart through the Doppler effect. Both methods are unreliable and do not give accurate diagnostic capability. Labor onset (palpation of tightenings and contractions) is currently estimated through observation of uterine activity by the mother, the general practitioner or midwife. Again there is little predictive accuracy in these methods and, while there are interventions to manage prematurity, Their application follows no key rules and is often subjective.

There are a number of diagnostic, specialist, hospital-based systems in development but these are costly, expert-centered and not highly successful in negative and positive prediction of labor onset.

There are no methods available or in development for home, unskilled use by mothers-to-be for listening to their developing baby's heartbeat or predicting the onset of their labor.

Through developing a practical application from a recently published piece of science regarding myometrial activity, we have created devices capable of extracting low-level electrical signals from the uterus.

These are acquired from electrodes placed on the surface of the abdomen and, by using in-house developed algorithms can demonstrate birth onset windows from two weeks in advance. In addition, the fetal heart rate can be extracted from the resulting algorithms and an instant display of fetal well being given.

The second stage of clinical trials which has been completed has proven that the device can generate a 7 to 14 day initial warning of labour onset, followed by a 3 to 6 day final indication. This was achieved in normal spontaneous births. This is in line with market requirements obtained during market research clinics

Market for Fetal Monitoring Devices

There are 600,000 births in the UK each year, 4,000,000 in the US and an estimated 4,000,000 in the countries of the rest of the world in which we have patents granted or pending, excluding China. In consideration of the market size, socio-demographics play a key role in estimating the potential for 'over-the-counter' device sales while health care 'cost-of-quality' plays an important factor in professional medical devices - particularly with respect to the care of the 15% of mothers who are currently considered 'at risk' for premature delivery. These factors have been taken into account when developing the market research clinics we have held in the UK and US. We have not yet studied detailed market socio-demographics to determine the size of the market for our products in China.

Our Suite of Fetal Monitoring Products

A suite of products are envisioned with linked styling and progressively increasing levels of diagnostic and data storage capability to cater to both `at home' and maternity ward use.

A further element in the product suite is the inclusion of disposable contact pads which are used with the predictor and professional medical products. These are uniquely keyed to the machines and provide an important revenue generator.

Ultimately this product will enable a significant advance in near patient and remote care through software which is easily downloadable and transmissible using conventional communications media.

In Research

Minimally invasive Biomarker Analysis products - Immunoassay
------------------------------------------------------------

These products use advanced magnetic techniques to look for biomarkers in blood samples. Generally these are in very low volume, and require high sensitivity to accurately provide diagnosis. By a process of magnetically "tagging" these biomarkers, their measurement can be substantially amplified to provide a sensitive, Point of Care, diagnostic tool.


The market for Immunoassay

The In Vitro Diagnostics market in the USA was worth on its own $11.9billion in 2002 and this represents 35-40% of world market. These are mainly laboratory tests as there are few Point of Care devices available. The market is served by 30 key companies but is dominated by the larger suppliers Eg Roche Holding, J&J, Abbott Labs, Beckman Coulter, Becton Dickinson, Bayer, Dade Behring

Within this market, the Immunoassay segment is estimated at c60% with 80% of sales to top 10 manufacturers.

Market growth estimates are based around 10-15% pa to 2009 in four major segments :

     -    Influenza antigen
     -    Prostate-specific antigen
     -    Hepatitis C virus antigen
     -    Myocardial marker

By creating a fast, sensitive, low cost immunoassay device the rapid trauma/paramedic diagnosis of heart conditions alone would allow earlier interventions and significantly lower downstream healthcare costs with improved patient outcomes.

Non-Invasive Blood Analyte Measurement Products

Two methodologies are in development which can, either in isolation or in combination, identify and measure analytes within a fluid or suspension.

The first technique, `magnetic susceptibility', subjects the sample, in-vivo or in-vitro, to a known magnetic field. As all substances, whether para or diamagnetic, are susceptible to the field by virtue of the ions and electrons within the molecule, they are displaced by varying amounts. By introducing our developed magnetic systems and circuitry, this displacement can be measured using sensitive, but conventional, Hall Effect devices and appropriate signal analysis software (again unique to HET).

The second technique, `dielectric dissipation', quantifies the dielectric properties and in particular, the loss factors of the subject analyte at the resonance frequency of the molecule. By determining the energy loss, or quality factor, of the analyte its concentration in fluid can be determined. Where the resonant frequency of different analytes is very similar a known magnetic field can be introduced to displace the molecules and differentiate their resonant frequencies.

Our work in this area has focused on the non-invasive, continuous bulk measurement of the glucose content of blood.

The Market for Glucose Measuring Devices

Worldwide annual sales of self-monitoring glucose products for diabetics were estimated to have totaled $5 billion in 2003 and are forecast to grow approximately 10% compounded annually (Source: Abbott Laboratories). Worldwide there are estimated to be currently 175.0 million diabetics, forecast to rise to 366 million by 2030 as diagnosis improves and lifestyles become more sedentary (Source: WHO). Primary diabetes care costs are a significant factor but indirect costs are a more substantial burden to healthcare services as diabetes is one of the most prevalent causes of blindness, kidney disease, nerve disease and amputations, heart disease and stroke.

A typical diabetic in the developed world consumes between $320 and $1,120 of resource and materials per annum. Management of the condition may require a sample of blood to be drawn several times every day - an often painful process.

Currently, the supply of glucose testing equipment is dominated by Johnson and Johnson, Roche Diagnostics, Abbott Medicines and Bayer Diagnostics with combined sales of 87% of disposable strips. The US market reached $2.6 billion in 2002 with an estimated compound annual growth rate (2002-2005) of 13.1%. Therefore it is key to improve glucose meter technologies to encourage frequent testing.

All the major players, and some smaller technology companies, are developing technologies to measure non-or minimally-invasive. Minimally invasive methods are based on either a correlation of interstitial fluid glucose content or an implant able glucose biosensor. Non-invasive methods use linear absorption/transmission spectra of near infrared light or the magneto optical rotator effect. Some are close to market launch but all are costly, sizeable machines and none measure bulk readings or continuously.

Our Glucose Blood Monitoring product is being designed to be a pocket calculator sized device with a small clip to attach to the ear lobe or finger to obtain a reading. The advantages are that it will be safe, truly non-invasive and accurately monitor and provide continuous, bulk trends in real time. It can be produced very cheaply and provide substantial cost savings and health benefits to users over time.

We believe that it will be capable of being offered to healthcare purchasers, in consideration of the benefits to health authorities, for a wholesale price of $200.

We believe that the market potential for this product is huge, as reflected in the statistics set forth below:

                   No of            25 year         Memo:            Memo:            Target use       Target sales
                   diagnosed        predicted       Self             Self             within           volume by
                   diabetics        growth          monitoring       monitoring       diabetic         year 5
                   (`000)           (%)             market size      market           population at    (`000)*
                                                    ($m)             forecast
                                                                     year 5
                                                                     growth (%)
------------------ ---------------- --------------- ---------------- ---------------- ---------------- ---------------
UK                 1,440            27               154.4           16.0             1 in 15          96
------------------ ---------------- --------------- ---------------- ---------------- ---------------- ---------------
USA                10,300           47              1001.6           13.8             1 in 15          687
------------------ ---------------- --------------- ---------------- ---------------- ---------------- ---------------
W. Europe          7,100            35               982.4           16.0             1 in 25          355
------------------ ---------------- --------------- ---------------- ---------------- ---------------- ---------------
Other Regions**    30,400           32               639.2                            1 in 100         304
------------------ ---------------- --------------- ---------------- ---------------- ---------------- ---------------
India              22,900           150                                               1 in 200         115
------------------ ---------------- --------------- ---------------- ---------------- ---------------- ---------------
China              18,600           102                                               1 in 250         75
------------------ ---------------- --------------- ---------------- ---------------- ---------------- ---------------
Memo: World Total  154,400          94              2777.6           $6.4 billion
                                                                     by year 5
------------------ ---------------- --------------- ---------------- ---------------- ---------------- ---------------

* Assumes that the product will have a 5 year life cycle and that sales will peak at the target level

** Countries outside of Europe and the US where patent cover is pending or granted

Other Potential Products

In addition to Glucose blood monitoring, our intellectual property covers the use of the technology for the measure and monitoring of any blood analyte - either one which occurs naturally or is introduced (i.e., through a drug or carrier). Typical examples of minimally or non-invasive applications are:

o Oxygen - continuous oximetry
o Estrogen - fertility measurement
o Protein markers - for gene evaluation / modification programs
o Drugs
o Alcohol

Medical Imaging

Currently simple, two-dimensional imaging is carried out in hospitals and dental practices using conventional X-ray techniques. This relies on the use of harmful ionizing radiation and operators, and patients, must take great care to avoid damaging overexposure.

The magnetic susceptibilities of bone and blood rich tissue differ significantly and therefore when part of a body is placed between a magnetic source and an array of Hall devices differential measurements can be taken to create an image with very high resolution. If a TFT screen, a device similar to a lap-top computer, is utilized with pixel dedicated Hall Effect chips then a small portable, and even flexible, device can be created. This creates opportunities for new and existing markets for low cost, high quality imaging.

In the UK the 355 hospital trusts have anything from a single unit in a cottage hospital to 15-20 X-ray rooms in a large hospital. Increasingly hospitals are using digitally mastered images to hold and network patient files. Diagnostic imaging sales are on the increase both in the UK and the US with x-rays being the largest growth sector.

US figures are shown in the table below.

------------------- ----------------- ----------------- ----------------- ----------------- -----------------
                    1999 $ million    % Market Share    2004 $ million    % Market Share    AAGR %
                                      1999                                2004              1999-2004
------------------- ----------------- ----------------- ----------------- ----------------- -----------------
X- ray and          1923.5            47.3              2794.5            52.1              7.8
digital X-ray
------------------- ----------------- ----------------- ----------------- ----------------- -----------------
CT and ultrasound   1707.2                              2091.1                              4.1
------------------- ----------------- ----------------- ----------------- ----------------- -----------------
Nuclear medicine    401.7                               474.4                               3.4
------------------- ----------------- ----------------- ----------------- ----------------- -----------------
Total               4033.4                              5360.0                              5.9
------------------- ----------------- ----------------- ----------------- ----------------- -----------------

The target for this product is a variant of the 2-dimensional imaging, X-ray market currently dominated by Philips, Seimens and Toshiba. This device will be substantially cheaper with no harmful effects, require less user skill and be more compact to the point that a portable unit is planned for use in-situ for trauma cases. In dentistry, where different manufacturers compete, it will be attractive on cost and function as well as being intrinsically safer and more user friendly and will be a direct replacement for the current intra- and pan-oral devices.

Bone Mineral Densitometry

Osteoporosis affects one in three women and one in fifteen men in the western world. As a health care issue it is becoming more prevalent as lifestyles become more sedentary and diet less varied. In addition the de-mineralization of bone in young children is becoming an issue of increasing concern in the western world, as diets are becoming less mineral rich - particularly in calcium. There are further complications in the scanning of children for bone mineral deficiency as current processes require the child to lie perfectly still for a number of minutes.

In conjunction with a commercial partner, we are researching a variant of the medical imaging technology which also utilizes the dielectric dissipative measuring technique to detect and quantify more accurately and more conveniently, the onset and early stages of the disease. We have filed patents in this area for the application of our technology.

Two product streams are envisioned. The first is a hospital use device of a size capable of performing whole body scans. The second is a hand-held device, which could scan a finger or vertebrae, and give accurate and rapid readouts of bone mineral levels. Both devices would give an instant reading against a patient-trend benchmark.

While we have yet to formally conduct a market review we estimate the market value for over-the-counter devices alone to grow to in excess of $800 million* per year by 2007. A full study will be launched when the concept demonstrator stage is reached.

Internal Surgery

This project is a spin-off from our positional work. Using sensitive Hall Effect devices in a magnetic field accurate internal positioning of surgical probes, instruments and other internal medical devices can be achieved. Current practice uses low power X-rays and computer tomography however this carries the disadvantage of using ionizing radiation. This is of particular value in keyhole surgery and the treatment of certain cancers and where magnetic markers can be used to identify locations within the body. Ideally this technology can be combined with force feedback techniques. Patents have been filed and the development program specified.

Product Summary - Technologies and Applications Currently in Development

The following definitions set forth the current stage of development of our technology, in terms of the products we have proven as to concept, functionally demonstrated, produced prototypes, or are in actual volume production.

Phase 1                 Phase 2               Phase 3             Phase 4                Phase 5
----------------------- --------------------- ------------------- ---------------------- --------------------
Concept Proving         Functional            Semi - engineered   Fully - engineered     Volume Production
                        demonstration         prototypes          prototypes
----------------------- --------------------- ------------------- ---------------------- --------------------
Bench and laboratory    Bench simulator       Batch production    As final production    For sale to market
to substantiate         which can             to finished         version used for
hypothesis              demonstrate           design using some   field trials in
                        capabilities          production          market
                                              materials and
                                              techniques
----------------------- --------------------- ------------------- ---------------------- --------------------
                                              3 and 4 may         run                    Tooling will start
                                              concurrently        depending on           in advance of...
                                              confidence          levels in
                                              materials and       production
                                              techniques
----------------------- --------------------- ------------------- ---------------------- --------------------
0+ 6 months             0+ 10 months          0+ 16 months        0+20 months            0+24 months
----------------------- --------------------- ------------------- ---------------------- --------------------
Capability:
----------------------- --------------------- ------------------- ---------------------- --------------------
IVMD  - current         IMDV + resource       Small consortium    Larger consortium      Current market
                                              Current market      Current market player  player
                                              player
----------------------- --------------------- ------------------- ---------------------- --------------------

The current product development status of our technology may be summarized as follows:


Technology                   Product                    Key Applications                 Development Stage
---------------------------- -------------------------- -------------------------------- --------------------
1. Blood analyte             Fast, sensitive low cost   Cardiac, HIV, Drug diagnosis             2
                             Biomarker measurement      and measurement

2. Blood glucose monitor     Non-invasive, accurate     Routine measurement of glucose           1
                             Point of care              For self management
                                                        Of glucose

                             1

---------------------------- -------------------------- -------------------------------- --------------------
3. BAM (minimally invasive)  Point of care blood
                             Minimally - invasive, safe 3 analysis accurate
                             monitoring of
                             clinical conditions such as
                                                        Coagulation time
---------------------------- -------------------------- -------------------------------- --------------------
4. Medical imaging           Professional medical       Non-invasive, safe, high -               3
                             scanner                    quality alternative to 2D X-
                             Portable imaging device    ray scanning
                             Dental imaging device
---------------------------- -------------------------- -------------------------------- --------------------
5. Medical imaging           Bone densitometry Professional medical Non-invasive                 2
                             and safe 1 densitometer measurement of onset and
                             OTC variant for home use status of osteoporosis
                             (esp. for female use)
---------------------------- -------------------------- -------------------------------- --------------------
6. Surgical Positioning      Internal surgery Instrument
                             position Safe and 1 accurate 3D 1 monitor
                             positioning of instruments

---------------------------- -------------------------- -------------------------------- --------------------
7. Fetal heart rate monitor  Fetal heart monitor        Reliable at- home and                    3
                                                        professional medical heart
                                                        rate monitor for unborn babies

---------------------------- -------------------------- -------------------------------- --------------------
8. Labor predictor           Labor predictor-OTC        Accurate prediction of onset             3
                             Labor predictor-           of labor from 6 weeks out
                             professional medical
---------------------------- -------------------------- -------------------------------- --------------------

PRODUCT DESIGN, PROTECTION, MANUFACTURING AND PRODUCTION

We have established the following relationships to enable us to develop, produce and protect our product applications and technologies to create our operational platform:

o Chinese manufacturing - HET is active in manufacturing and assembling products via a number of manufacturers in China, particularly Hen Young Manufacturing in the Don Guan province.

o Patent/IPR management - HET uses Wilson Gun McCaw and Novagraaf to construct and manage its patent process. Patent files are held on the central database `Netspat'.

o Medius, a specialist agency for the patent/licensing process in the biomedical field will provide expert patent audit and positioning of our ideas within patent niches.

o Double Helix is responsible for product positioning through in-market research.

o Kinneir Dufort ("KD") and JAB Design ("JAB") have been engaged to deliver product design and basic engineering from Phase I of product development. KD specializes in biomedical products and has a significant track record with blue chip companies. JAB is a specialist in small electronic device packaging and prototype and production design and sourcing.

o Rosti is a specialized plastics and electronics manufacturing and assembly company which is part of the Danish AP M0ller group. It has supply contracts with blue chip companies, including Siemens, Ericsson, Phillips, Nokia, GlaxoSmithKline, Johnson & Johnson, Novo Nordisk, and other companies. Through working proposals entered into between In Veritas and Rosti, Rosti provides us with access to a high quality global manufacturing base and a high level of potential licensing partners.

REVENUE GENERATION AND COMMERCIAL OPPORTUNITIES

New Product Development
-----------------------
Our new product development focus has been driven by specific contracts for products which have a clear route to market. Research has been prioritized by a combination of feasibility and market opportunity based on market research commissioned by us.

Applied Research
----------------
Our plan is to build a pipeline of products from applications currently in development. This will be matched to a set of commercial partners committed to launch products into global markets. Our technology yields a multitude of product applications for specific medical conditions. Further market research and specialist medical input will translate these research programs into end-user specific projects.

Lateral Synergies
-----------------
The nature of near-patient digital monitoring creates a further and significant commercial opportunity for electronic data transfer and remote clinical diagnosis and intervention. All our patent applications consider the use of wireless data transmission for such use.

Corporate Growth
----------------
By making the current competitive measuring technologies obsolete, our novel applications facilitate revolutionary approaches to the medical diagnostic processes in which they are applied, which opens opportunities for an effective acquisition strategy targeted at some appropriately sized but potentially less profitable companies who may have established manufacturing and distribution systems.

Timing of Commercialization
---------------------------
The approximate potential introduction of our products is shown below. Since all products use a similar platform technology the exact order of introduction will depend on the order in which we secure development contracts with commercial partners.

                                Patents   Concept     Functional   Prototypes    Clinical   Production/   Commercial
                                Held      Proven      Demo                        trials    Revenues      Partner
------------------------------- --------- ----------- ------------ ------------- ---------- ------------- ---------------
Prothrombin blood                  Y          Y            Y            Y            Y          2005            Y
coagulation timing device
------------------------------- --------- ----------- ------------ ------------- ---------- ------------- ---------------
Fetal Heart Monitoring/            Y          Y            Y            Y            Y          2006           D
POLO consumer
------------------------------- --------- ----------- ------------ ------------- ---------- ------------- ---------------
Fetal Heart Monitoring/            Y          Y            Y           2004          Y          2006           D
POLO professional medical
------------------------------- --------- ----------- ------------ ------------- ---------- ------------- ---------------
Non-invasive   blood   glucose     Y          Y          2005          2006        2006         2007           2006
monitoring
------------------------------- --------- ----------- ------------ ------------- ---------- ------------- ---------------
R2 - MID                           Y          Y          2004          2005        2005         2006           2005
------------------------------- --------- ----------- ------------ ------------- ---------- ------------- ---------------
R3 - Other                        Y/N         N          2005          2006        2006         2007          2005/6
------------------------------- --------- ----------- ------------ ------------- ---------- ------------- ---------------

Government Regulation

We are subject to government laws and regulations governing health, safety, working conditions, employee relations, wrongful termination, wages, taxes and other matters applicable to businesses in general.

Employees

We currently employ 9 full time staff members, including directors, laboratory personnel and admininstrative personnel. In addition, 3 of our directors are employed on a part time basis pursuant to consultancy agreements. All other staffing requirements are filled by consultants and outsourcing as required.

Seasonality

We do not anticipate that our business will be substantially affected by seasonality.

DESCRIPTION OF PROPERTY

Our research and executive offices are located at The Green House, Beechwood Business Park North, Inverness, Scotland IV2 3BL in 1,128 square feet of leased space under a lease with an unaffiliated third party, expiring on April 25, 2006, and with an annual rent of approximately $33,600.

LEGAL PROCEEDINGS

We are not currently party to any legal proceedings required to be disclosed herein.

DIRECTORS AND EXECUTIVE OFFICERS

Directors and Executive Officers

The following table sets forth current information regarding our executive officers, senior managers and directors:



Name                           Age  Positions

John Fuller.................   44   President, Chief Executive Officer,
                                    Director
Martin Thorp................   53   Chief Financial Officer and Director

Brian Cameron...............   46   Chief Operating Officer and Director

Graham Cooper...............   55   Chairman



John Fuller has been our President, Chief Executive Officer and a director since July 2001. Mr. Fuller has a considerable track record in bringing conventional and new technology products to market in class leading product lead times. Mr. Fuller started HET, as its Chief Executive Officer, in July 1999, and was responsible for the acquisition of Jopejo in December 2001, and subsequent growth of the company. From September 1997 to November 1999, was Managing Director of Highland Distillers, located in Scotland, a $400 million revenue public company in the premium spirits sector. From June 1993 to August 1997 he served as Executive Vice President of Mayflower Corporation, located in Detroit, Michigan, a multinational company in the motor industry. Mr. Fuller received his B.S. in Mechanical Engineering from Southampton University and a Masters of Business Administration from Warwick University.

Martin  Thorp has been our Chief  Financial  Officer and a Director  since April
2005.   From  2002  through  2005,  Mr.  Thorp  had  been  involved  in  various entrepreneurial activities including, the establishment of Biz-Bud Ltd., a private company which provides outsourcing solutions for the small and mid-sized enterprises ("SMEs") across the entire business support spectrum; developing a consulting capability for SMEs; acting as a consultant to an international corporate finance and strategic advisory boutique; serving as strategic advisory non-executive board member of Grant Thornton; and serving in various short term consulting and interim management positions. From 1996 to 2002, Mr. Thorp served as Global Managing Partner, Corporate Finance for Arthur Andersen, London and New York. Mr. Thorp graduated with first class honors from the University of Kent at Canterbury (UK) in Accounting and Business Finance. Mr. Thorp is a Fellow of the Institute of Chartered Accountants in England and Wales and a member of the Securities Institute (in the UK).

Brian Cameron has been our Chief Operating Officer since December 2003. Mr. Cameron joined HET and Jopejo, as a consultant in March 2001, prior to which he set up his own consulting business with customers such as BMW Gmbh and Snap On Tools. Mr. Cameron spent two and a half years on the board of Highland Distillers from March 1998 to July 2000. From November 1995 to February 1998 he was a managing director of BMH Ltd., a subsidiary of BMW-Rover, where he was engaged in licensing and branding, supplier and customer partnership building and change management. From August 1992 to November 1995 Mr. Cameron served as logistics director of Rover Group, a $3.5 billion revenue automotive company. Mr. Cameron is a Fellow of the Chartered Management Institute with a background in successful turn-around and business growth.

Graham Cooper has been our Chairman of the Board since January 2000. For the past five years, Mr. Cooper Graham has been the principal stockholder of Westek, a computer trading company located in Manchester, England, with a turnover of approximately $192 million. Westek has been the primary financing source to HET and is a business "angel" to other technology development stage companies.

Audit Committee

We do not have a separately designated standing audit committee.

Code of Ethics

We have adopted our Code of Ethics and Business Conduct for Officers, Directors and Employees that applies to all of our officers, directors and employees. The Code of Ethics was filed with the Annual Report on Form 10-KSB dated February 3, 2005.


EXECUTIVE COMPENSATION

The following table sets forth information concerning the total compensation that we have paid or that has accrued on behalf of our Chief Executive Officer and President and other executive officers with annual compensation exceeding $100,000 during fiscal 2005, 2004 and 2003.

                          Executive Compensation Table
                                                                                            Long-Term
                                                                                           Compensation
                                                                             -----------------------------------------
                                               Annual Compensation                     Awards               Payouts
                                       ------------------------------------- ---------------------------- ------------

                                                                  Other                    Securities
                                                                  Annual     Restricted   Under-lying      All        Other
             Name and                                            Compen-       Stock        Options/       LTIP       Compen-
        Principal Position      Year   Salary ($)  Bonus ($)    sation ($)    Award(s) ($)    SARs (#)    Payouts ($)  sation ($)
----------------------------- -------- ----------- ----------- ------------- ------------- ------------ ------------ -----------
                              2005     270,000       -0-         -0-             -0-        4,829,577        -0-         -0-
John Fuller,                  2004     235,881       -0-         -0-             -0-        4,829,577        -0-         -0-
     Chief Executive Officer  2003     204,732       -0-         -0-             -0-           -0-           -0-         -0-


                              2005     270,000       -0-         -0-             -0-        4,829,577        -0-         -0-
Brian Cameron,                2004     160,342       -0-         -0-             -0-        4,829,577        -0-         -0-
     Chief Operating Officer  2003       -0-         -0-         -0-             -0-           -0-           -0-         -0-


* In accordance with the rules and regulations of the Securities and Exchange Commission, this table omits columns pertaining to compensation that was not awarded.


Employment Agreements

John Fuller. Pursuant to the terms of an Employment Agreement dated May 26, 2004, we appointed Mr. Fuller as our Chief Executive Officer until November 30, 2006, continuing for successive one-year terms unless otherwise terminated. We agreed to pay Mr. Fuller (pound)130,000 for the first six months and (pound)150,000 per year thereafter. Mr. Fuller shall be eligible to receive a maximum of 4,829,577 options, one-third of which are exercisable on the first anniversary of the agreement. He is also eligible to receive a cash-control and profit performance-based bonus ranging from 10% to 100% of his base salary.

Brian Cameron. Pursuant to the terms of an Employment Agreement dated May 26, 2004, we appointed Mr. Cameron as our Chief Operating Officer for a period of three years, continuing for successive one-year terms unless otherwise terminated. We agreed to pay Mr. Cameron (pound)130,000 for the first six months and (pound)150,000 per year thereafter. Mr. Cameron shall be eligible to receive a maximum of 4,829,577 options, one-third of which is exercisable on the first anniversary of the agreement. He is also eligible to receive a cash-control and profit performance-based bonus ranging from 10% to 100% of his base salary.

All of our other directors are employed under consultancy agreements.

Option/SAR Grants

                      Option/SAR Grants in Last Fiscal Year
                                Individual Grants

------- --------------------------------- ------------------------------------- ----------------- ---------------
  (a)                     (b)                             (c)                        (d)                 (e)
------- --------------------------------- ------------------------------------- ----------------- ---------------
 Name    Number of Securities Underlying    % of Total Options/SARs Granted to  Exercise or Base      Expiration
         Options/SARs Granted (#)                Employees in Fiscal Year       Price ($/Sh)             Date

CEO                 50,000                                7.6%                      0.55                1/6/15
------- --------------------------------- ------------------------------------- ----------------- ---------------

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock has been quoted on the OTC Bulletin Board under the symbol "IVME.OB". Prior to our name change from In Vivo Medical Diagnostics, Inc. to In Veritas Medical Diagnostics, Inc., our common stock was quoted on the OTC Bulletin Board under the symbol "IVVO.OB". Prior to that we traded under the name Sports Information & Publishing Corporation and were quoted under the symbol "SIPC.OB". Prior to July 14, 2004, there was no established trading market for our common stock. The following table shows the reported high and low closing bid quotations per share for our common stock based on information provided by the OTC Bulletin Board. Particularly since our common stock is traded infrequently, such over-the-counter market quotations reflect inter-dealer prices, without markup, markdown or commissions and may not necessarily represent actual transactions or a liquid trading market.




                 Quarter Ended         High           Low
              ------------------     ---------     ---------
              October 31, 2003           --            --
              ------------------     ---------     ---------
              January 31, 2004           --            --
              ------------------     ---------     ---------
              April 30, 2004             --            --
              ------------------     ---------     ---------
              July 31, 2004            3.17          1.60
              ------------------     ---------     ---------
              October 31, 2004         3.20          1.80
              ------------------     ---------     ---------
              January 31, 2005         2.25          0.92
              ------------------     ---------     ---------
              April 30, 2005           1.27          0.63
              ------------------     ---------     ---------
              July 31, 2005            0.81          0.34


As of September 8, 2005, we had 80,391,308 shares of common stock issued and outstanding. Our transfer agent is Corporate Stock Transfer, Denver, Colorado,
(303) 282-4800.

Number of Stockholders

As of August 31, 2005, there were approximately 119 holders of record of our common stock.

Dividend Policy

Historically, we have not paid any dividends to the holders of our common stock and we do not expect to pay any such dividends in the foreseeable future as we expect to retain our future earnings for use in the operation and expansion of our business.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table indicates beneficial ownership of our common stock as of September 8, 2005 by each person or entity known by us to beneficially own more than 5% of the outstanding shares of our common stock; each of our executive officers and directors; and all of our executive officers and directors as a group. Unless otherwise indicated, the address of each beneficial owner listed below is c/o The Green House, Beechwood Business Park North, Inverness, Scotland IV2 3BL.



      Name of Beneficial Owner              Number of Shares            Class of Stock       Percentage Outstanding (1)
                                           Beneficially Owned
------------------------------------- ------------------------------ ---------------------- --------------------------
Abacus Trust Company Limited (2)               19,328,381               Preferred Stock                24.1%
Unit 2, Taurus Park
Europa Boulevard
Warrington WA5 7YT
England
------------------------------------- ------------------------------ ---------------------- --------------------------

Rodney Philip Jackson                           6,392,695               Preferred Stock                8.0%
The Green House
Beechwood Business Park North
Inverness, Scotland IV2 3BL
------------------------------------- ------------------------------ ---------------------- --------------------------
HEMP Trustees Limited                          12,879,073                Common Stock                 16.0%
10 Foster Lane
London, England
EC2V 6HR
------------------------------------- ------------------------------ ---------------------- --------------------------
Rubin Family Irrevocable Stock                  4,674,541                Common Stock                  5.8%
Trust (3)
25 Highland Boulevard
Dix Hills, New York 11730
------------------------------------- ------------------------------ ---------------------- --------------------------
John Fuller (4)                                 8,147,345                Common Stock                 10.1%
Easter Shian, Glen Quaich
Amulree, Perthshire
PH8 0DB
Scotland
------------------------------------- ------------------------------ ---------------------- --------------------------
Brian Cameron (5)                               8,123,195                Common Stock                 10.0%
Campbell Cairns, Craigellachie
Aberlour, Banffshire
Scotland
------------------------------------- ------------------------------ ---------------------- --------------------------
Graham Cooper                                           0                Common Stock                   *
Rock Cottage
Finsthwaite
Cumbria
United Kingdom
LA12 8BH
------------------------------------- ------------------------------ ---------------------- --------------------------
Martin E. Thorp (6)                                     0                Common Stock                   *
7 Howard Bldg.
London
United Kingdom
SW8 4NN
------------------------------------- ------------------------------ ---------------------- --------------------------
All directors and executive                    16,270,540                                             20.2%
officers as a group (5 persons)
------------------------------------- ------------------------------ ---------------------- --------------------------

* less than 1%

(1) Applicable percentage ownership is based on 80,391,308 shares of common stock outstanding as of September 9, 2005. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of September 9, 2005 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2) Consists of shares of 4% voting preferred stock, convertible on or after October 31, 2005 into 19,328,381 shares of common stock. Abacus Trust Company Limited is acting as trustee for the Westek Limited Employee Trust. Graham Cooper, Chairman of our Board of Directors, and Bernard Turner, Chief Financial Officer are beneficiaries of the Westek Limited Employee Trust.

(3) Excludes an aggregate of 2,785,310 shares of common stock owned by Andrew Rubin, Lynda Rubin and Lisa Diaz, the children of Robert M. Rubin and by the grandchild of Robert M. Rubin, the settlor of the Rubin Family Irrevocable Stock Trust. Mr. Rubin disclaims beneficial interest in the shares owned by the Rubin Family Irrevocable Stock Trust or by his children and grandchild.

(4) Consists of (i) 6,439,437 shares held by the Hall Effect Medical Products Employee Benefit Trust as to which Mr. Fuller holds options to purchase (ii) 98,050 shares issued to Mr. Fuller in consideration of his cancellation of certain obligations owed to him by HET and Jopejo, and (iii) 1,609,859 shares underlying options issued pursuant to Mr. Fuller's employment agreement which are currently exercisable.

(5) Consists of (i) 6,439,436 shares held by the Hall Effect Medical Products Employee Benefit Trust as to which Mr. Cameron holds options to purchase, and
(ii) 73,899 shares issued to Mr. Cameron in consideration of his cancellation of certain obligations owed to him by HET and Jopejo, and (iii) 1,609,859 shares underlying options issued pursuant to Mr. Cameron's employment agreement which are currently exercisable.

(6) This does not include (i) 50,000 shares underlying options which are not exercisable within 60 days of September 14, 2005.

                              SELLING SHAREHOLDERS

The following table presents information regarding the selling shareholders.

                                                                      Shares to be Acquired      Shares Beneficially
                                      Shares Beneficially Owned      Under the Standby Equity       Owned After
                                          Prior to Offering          Distribution Agreement         the Offering(2)
                                      -------------------------    ---------------------------   --------------------
Selling Stockholder                     Number        Percent(1)      Number       Percent(1)    Number    Percent(1)
-------------------                     ------        ----------      ------       ----------    ------    ----------
Cornell Capital Partners LP.(3)        472,000             *          50,000,000           %        -0-          --

Montgomery Equity                    5,558,333            6.5           -0-
Partners Ltd.(4)(5)

Monitor Capital Inc.(6)(7)              28,000             *            -0-

Nite Capital L.P.(8)                 1,162,791            1.4           -0-               --        -0-          --

Westor Capital Group Inc.(9)(10)       402,356             *            -0-               --        -0-          --

Whalehaven Capital Fund Ltd.(11)     1,399,306            1.6           -0-               --        -0-          --

Rubin Family Irrevocable               104,166             *            -0-               --        -0-          --
Stock Trust (12)

Triumph Research Partners LLC(13)      972,222            1.1           -0-               --        -0-          --

Longview Fund LP (14)                1,388,889            1.6           -0-               --        -0-          --

Sichenzia Ross Friedman                805,000             *            -0-               --        -0-          --
Ference LLP(15)

*less than 1%.

(1) Applicable percentage ownership is based on 80,391,308 shares of common stock outstanding as of September 9, 2005. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of September 9, 2005 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2) Assumes that all securities registered will be sold and that all shares of common stock underlying the Standby Equity Distribution Agreement, Convertible Debentures and warrants will be issued.

(3) Includes 472,000 shares of common stock issued to Cornell as a commitment fee in connection with the signing of the Standby Equity Distribution Agreement.

(4) Montgomery Equity Partners Ltd. is an affiliated fund of Cornell Capital Partners LP.

(5) Includes up to 5,208,333 shares issuable upon conversion of secured convertible debentures and 350,000 shares issuable upon exercise of warrants.

(6) Monitor Capital, Inc. is a registered broker dealer.

(7) Includes 28,000 shares of common stock issued as compensation for its services as the exclusive placement agent for the sale of the Common Stock under the Standby Equity Distribution Agreement.

(8) Represents 1,162,791 shares of common stock issued to Nite Capital, LP, pursuant to a Subscription Agreement dated as of December 22, 2004.

(9) Includes (i) 278,818 shares of common stock issuable upon conversion of Series B Convertible Preferred Stock (ii) 61,769 shares issuable upon exercise of warrants and (iii) 61,769 shares issuable upon exercise of unit warrants.

(10) Westor Capital Group, Inc. is a registered broker dealer.

(10) Represents shares issuable upon conversion of secured convertible debentures.

(11) Represents shares issuable upon conversion of secured convertible debentures.

(12) Represents shares issuable upon conversion of secured convertible debentures.

(13) Represents shares issuable upon conversion of secured convertible debentures.

(14) Represents 805,000 shares of common stock issued as compensation for legal services.

The following is a description of the selling shareholders relationship to us and how each the selling shareholder acquired the shares to be sold in this offering:

On September 7, 2005, we entered into a Standby Equity Distribution Agreement (the "Cornell Agreement") with Cornell Capital Partners LP, a private equity fund, providing for the sale and issuance to Cornell of up to $10,000,000 of our common stock over a period of up to 24 months after the effective date of the registration statement of which this prospectus forms a part. Under the agreement, we may sell to Cornell up to $500,000 in shares of our common stock once every five trading days at a price of 97% of the lowest closing bid price of our common stock for the five consecutive trading days following our notice to Cornell of our intention to sell shares under the agreement. Monitor Capital, Inc., a registered broker-dealer, will act as the exclusive placement agent for the shares to be issued under our agreement with Cornell.

Under the Standby Equity Distribution Agreement, we also issued to Cornell 472,000 shares of our common stock.

In connection with the Cornell agreement, on September 7, 2005, we entered into a Securities Purchase Agreement with Montgomery Equity Partners Ltd., an affiliated fund of Cornell, providing for the sale to Montgomery of our 18% secured convertible debentures in the aggregate principal amount of $750,000, of which $300,000 was funded on September 13, 2005; $200,000 shall be funded two business days prior to the completion of our audited financial statements for the fiscal year ended July 31, 2005, and; $250,000 shall be funded within five business days of the date the Registration Statement is declared effective by the SEC. Under the Purchase Agreement, we also issued to Montgomery three-year warrants to purchase 350,000 shares of Common Stock at $0.001 per share. Holders of the debentures may convert, at any time, the principal amount outstanding under the debentures into shares of common stock, at a conversion price per share equal to $0.144. Upon three-business day advance written notice, we may redeem the debentures, in whole or part. In the event that we exercise our right of redemption, a 12% redemption premium shall apply.


On April 15, 2005, we completed the sale of 863,845 units (the "Units"), each Unit consisting of one share of 5% convertible preferred stock of the Company, $.001 par value per share (the "Preferred Stock"), and one warrant to purchase one share of the Company's common stock (the "Warrants"), to accredited investors pursuant for an aggregate purchase price of approximately $561,500. The following Selling Shareholders have agreed to exchange the securities received pursuant to the April 2005 private placement for convertible debentures: Whalehaven Capital Fund Ltd; Rubin Family Irrevocable Stock Trust; Triumph Research Partners LLC; Longview Fund LP.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the past two years, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or are to be a party in which the amount involved exceeded or exceeds $60,000 and in which any director, executive officer, holder of more than 5% of our common stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.


                            DESCRIPTION OF SECURITIES

The following description of our capital stock and provisions of our articles of incorporation and bylaws, each as amended, is only a summary. You should also refer to the copies of our articles of incorporation and bylaws which are included as exhibits to our Report on 10-KSB for the fiscal year ended July 31, 2004. Our authorized capital stock consists of 500,000,000 shares of common stock, no par value, and 50,000,000 shares of preferred stock $0.01 par value per share. As of September 9, 2005, there are 80,391,308 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding.

Common Stock

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of our stockholders. Holders of our common stock are entitled to receive dividends ratably, if any, as may be declared by the board of directors out of legally available funds, subject to any preferential dividend rights of any outstanding preferred stock. Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive ratably our net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are fully paid and nonassessable. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of holders of shares of any series of preferred stock which we may designate and issue in the future without further stockholder approval.

Preferred Stock

Our board of directors is authorized without further stockholder approval, to issue from time to time up to a total of 50,000,000 shares of preferred stock in one or more series and to fix or alter the designations, preferences, rights and any qualifications, limitations or restrictions of the shares of each series, including the dividend rights, dividend rates, conversion rights, voting rights, term of redemption, redemption price or prices, liquidation preferences and the number of shares constituting any series or designations of these series without further vote or action by the stockholders. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our management without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock. The issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of common stock, including the loss of voting control to others.

Currently, there are 34,343,662 and 61,769 shares of Series A and Series B Preferred Stock, respectively, issued and outstanding.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Corporate Stock Transfer, located at 3200 Cherry Creek Drive South, Suite 430, Denver, Colorado 80209.


                              PLAN OF DISTRIBUTION

The selling stockholder, or its pledgees, donees, transferees, or any of its successors in interest selling shares received from the named selling stockholder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus (all of whom may be a selling stockholder) may sell the common stock offered by this prospectus from time to time on any stock exchange or automated interdealer quotation system on which the common stock is listed or quoted at the time of sale, in the over-the-counter market, in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at prices otherwise negotiated. The selling stockholder may sell the common stock by one or more of the following methods, without limitation:

o Block trades in which the broker or dealer so engaged will attempt to sell the common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

o An exchange distribution in accordance with the rules of any stock exchange on which the common stock is listed;

o Ordinary brokerage transactions and transactions in which the broker solicits purchases;

o Privately negotiated transactions;

o In connection with short sales of company shares;

o Through the distribution of common stock by any selling stockholder to its partners, members or stockholders;

o By pledge to secure debts of other obligations;

o In connection with the writing of non-traded and exchange-traded call options, in hedge transactions and in settlement of other transactions in standardized or over-the-counter options;

o Purchases by a broker-dealer as principal and resale by the broker-dealer for its account; or

o In a combination of any of the above.

These transactions may include crosses, which are transactions in which the same broker acts as an agent on both sides of the trade. The selling stockholders may also transfer the common stock by gift. We do not know of any arrangements by the selling stockholders for the sale of any of the common stock.

The selling stockholders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the common stock. These brokers or dealers may act as principals, or as an agent of a selling stockholder. Broker-dealers may agree with a selling stockholder to sell a specified number of the stocks at a stipulated price per share. If the broker-dealer is unable to sell common stock acting as agent for a selling stockholder, it may purchase as principal any unsold shares at the stipulated price. Broker-dealers who acquire common stock as principals may thereafter resell the shares from time to time in transactions in any stock exchange or automated interdealer quotation system on which the common stock is then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above. The selling stockholders may also sell the common stock in accordance with Rule 144 or Rule 144A under the Securities Act, rather than pursuant to this prospectus. In order to comply with the securities laws of some states, if applicable, the shares of common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers.

From time to time, one or more of the selling stockholders may pledge, hypothecate or grant a security interest in some or all of the shares owned by them. The pledgees, secured parties or person to whom the shares have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling stockholders. The number of a selling stockholder's shares offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for that selling stockholder's shares will otherwise remain unchanged. In addition, a selling stockholder may, from time to time, sell the shares short, and, in those instances, this prospectus may be delivered in connection with the short sales and the shares offered under this prospectus may be used to cover short sales.

To the extent required under the Securities Act, the aggregate amount of selling stockholders' shares being offered and the terms of the offering, the names of any agents, brokers, dealers or underwriters, any applicable commission and other material facts with respect to a particular offer will be set forth in an accompanying prospectus supplement or a post-effective amendment to the registration statement of which this prospectus is a part, as appropriate. Any underwriters, dealers, brokers or agents participating in the distribution of the common stock may receive compensation in the form of underwriting discounts, concessions, commissions or fees from a selling stockholder and/or purchasers of selling stockholders' shares, for whom they may act (which compensation as to a particular broker-dealer might be less than or in excess of customary commissions). Neither we nor any selling stockholder can presently estimate the amount of any such compensation.

The selling stockholders and any underwriters, brokers, dealers or agents that participate in the distribution of the common stock may be deemed to be "underwriters" within the meaning of the Securities Act, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the securities sold by them may be deemed to be underwriting discounts and commissions. If a selling stockholder is deemed to be an underwriter, the selling stockholder may be subject to certain statutory liabilities including, but not limited to Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act. Selling stockholders who are deemed underwriters within the meaning of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. The SEC staff is of a view that selling stockholders who are registered broker-dealers or affiliates of registered broker-dealers may be underwriters under the Securities Act. We will not pay any compensation or give any discounts or commissions to any underwriter in connection with the securities being offered by this prospectus. Cornell Capital Partners LP is an "underwriter' as defined under the Securities Act with respect to the sale of the shares of common stock issuable under the Standby Equity Distribution Agreement.


A selling stockholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the common stock in the course of hedging the positions they assume with that selling stockholder, including, without limitation, in connection with distributions of the common stock by those broker-dealers. A selling stockholder may enter into option or other transactions with broker-dealers, who may then resell or otherwise transfer those common stock. A selling stockholder may also loan or pledge the common stock offered hereby to a broker-dealer and the broker-dealer may sell the common stock offered by this prospectus so loaned or upon a default may sell or otherwise transfer the pledged common stock offered by this prospectus.

The selling stockholders and other persons participating in the sale or distribution of the common stock will be subject to applicable provisions of the Exchange Act, and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the common stock by the selling stockholders and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of common stock in the market and to the activities of the selling stockholders and their affiliates. Regulation M may restrict the ability of any person engaged in the distribution of the common stock to engage in market-making activities with respect to the particular common stock being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the common stock and the ability of any person or entity to engage in market-making activities with respect to the common stock.

We have agreed to indemnify the selling stockholder and any brokers, dealers and agents who may be deemed to be underwriters, if any, of the common stock offered by this prospectus, against specified liabilities, including liabilities under the Securities Act. The selling stockholder has agreed to indemnify us against specified liabilities.

The issued and outsanding common stock, as well as the common stock to be issued offered by this prospectus was originally, or will be, issued to the selling stockholders pursuant to an exemption from the registration requirements of the Securities Act, as amended. We agreed to register the common stock issued or to be issued to the selling stockholders under the Securities Act, and to keep the registration statement of which this prospectus is a part effective until all of the securities registered under this registration statement have been sold. We have agreed to pay all expenses incident to the registration of the common stock held by the selling stockholders in connection with this offering, but all selling expenses related to the securities registered shall be borne by the individual holders of such securities pro rata on the basis of the number of shares of securities so registered on their behalf.

We cannot assure you that the selling stockholders will sell all or any portion of the common stock offered by this prospectus. In addition, we cannot assure you that a selling stockholder will not transfer the shares of our common stock by other means not described in this prospectus.

In the event Cornell Capital Partners holds more than 9.9% of our then-outstanding common stock, we will be unable to obtain a cash advance under the Standby Equity Distribution Agreement. A possibility exists that Cornell Capital Partners may own more than 9.9% of our outstanding common stock at a time when we would otherwise plan to request an advance under the Standby Equity Distribution Agreement. In that event, if we are unable to obtain additional external funding, we could be forced to curtail or cease our operations.

                                  LEGAL MATTERS

The validity of the common stock has been passed upon by Sichenzia Ross Friedman Ference LLP, New York, New York.

                                     EXPERTS

The July 31, 2004 and 2003 financial statements included in the Prospectus have been audited by Cordovano and Honeck, LLP, a limited liability partnership of certified public accountants to the extent and for the periods set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

                       WHERE YOU CAN FIND MORE INFORMATION

We filed with the SEC a registration statement on Form SB-2 under the Securities Act for the common stock to be sold in this offering. This prospectus does not contain all of the information in the registration statement and the exhibits and schedules that were filed with the registration statement. For further information with respect to the common stock and us, we refer you to the registration statement and the exhibits and schedules that were filed with the registration statement. Statements made in this prospectus regarding the contents of any contract, agreement or other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the public reference facilities maintained by the SEC in Room 1024, 450 Fifth Street, NW, Washington, DC 20549. Copies of all or any part of the registration statement may be obtained from the SEC upon payment of the prescribed fee. Information regarding the operation of the public reference rooms may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.

            DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
                           SECURITIES ACT LIABILITIES

Under Section 7-109-102 of the Colorado Business Corporations Act (the "Colorado Act") a corporation may indemnify a person made a party to a proceeding because the person is or was a director, against liability incurred in the proceeding. Indemnification permitted under this section in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

Indemnification is only possible under this section 7-109-102, however, if: (a) the person conducted him/herself in good faith; and (b) the person reasonably believed: (i) in the case of conduct in an official capacity with the corporation, that his or her conduct was in the corporation's best interests; and (ii) in all other cases, that his or her conduct was at least not opposed to the corporation's best interests; and (c) in the case of any criminal proceeding, the person had no reasonable cause to believe his or her conduct was unlawful.

It should be noted, however, that under Section 7-109-102(4), a corporation may not indemnify a director: (i) in connection with a proceeding by or in the right of the corporation in which the director is adjudged liable to the corporation; or (ii) in connection with any other proceeding in which a director is adjudged liable on the basis that he or she derived improper personal benefit.

Under Section 7-109-103 a director is entitled to mandatory indemnification, when he/she is wholly successful in the defense of any proceeding to which the person was a party because the person is or was a director, against reasonable expenses incurred in connection to the proceeding.

Under Section 7-109-105, unless restricted by a corporation's Articles of Incorporation, a director who is or was a party to a proceeding may apply for indemnification to a court of competent jurisdiction. The court, upon receipt of the application, may order indemnification after giving any notice the court considers necessary. The court, however, is limited to awarding the reasonable expenses incurred in connection with the proceeding and reasonable expenses incurred to obtain court-ordered indemnification.

Under Section 7-109-107, unless restricted by the corporation's Articles of Incorporation, an officer of a corporation is also entitled to mandatory indemnification and to apply for court-ordered indemnification to the same extent as a director.

A corporation may also indemnify an officer, employee, fiduciary or agent of the corporation to the same extent as a director.

Under Section 7-109-108 a corporation may purchase and maintain insurance on behalf of a person who is or was a director, officer, employee, fiduciary or agent of the corporation against liability asserted against or incurred by the person in that capacity, whether or not the corporation would have the power to indemnify such person against the same liability under other sections of the Colorado Act.

Our officers and directors are accountable to our shareholders as fiduciaries, which means such officers and directors are required to exercise good faith and integrity in handling our affairs. A shareholder may be able to institute legal action on behalf of himself and all other similarly situated shareholders to recover damages where we have failed or refused to observe the law. Shareholders may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce their rights, including rights under certain federal and state securities laws and regulations. Shareholders who have suffered losses in connection with the purchase or sale of their interest in us due to a breach of a fiduciary duty by one of our officers or directors in connection with such sale or purchase including, but not limited to, the misapplication by any such officer or director of the proceeds from the sale of any securities, may be able to recover such losses from us. We and our affiliates may not be liable to its shareholders for errors in judgment or other acts or omissions not amounting to intentional acts.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense or any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have no agreements with any of its directors or executive officers providing for indemnification of any such persons with respect to liability arising out of their capacity or status as officers and directors.

At present, there is no pending litigation or proceeding involving a director or executive officers as to which indemnification is being sought.


                      IN VERITAS MEDICAL DIAGNOSTICS, INC.
                  (formally In Vivo Medical Diagnostics, Inc.)
                          (A Development Stage Company)


                               Index To Financials


                                                                                                       Page
                                                                                                  ----------------
Report of Independent Registered Public Accounting Firm.................................................F-2

Consolidated Balance Sheet at April 30, 2005 (unaudited) and July 31, 2004..............................F-3

Consolidated Statements of Operations for the nine and three months ended
     April 30, 2005 (unaudited) and 2004 (unaudited), for the years ended July 31, 2004 and 2003, and for the period
     from March 26, 1997 (Inception) through April 30, 2005 (unaudited).................................F-4

Consolidated Statements of Accumulated Other Comprehensive Loss
     for the nine months ended April 30, 2005 (unaudited) and 2004 (unaudited), for the years ended July 31, 2004 and 2003 and for the period from
     March 26, 1997 (Inception) through April 30, 2005 (unaudited)......................................F-5

Statement of Changes in Shareholders' Deficit for the period from
     March 26, 1997 (Inception) through April 30, 2005 (unaudited)......................................F-6

Consolidated Statements of Cash Flows for the nine months ended
     April 30, 2005 (unaudited) and 2004 (unaudited), for the years ended July 31, 2004 and 2003 and for the period
     from March 26, 1997 (Inception) through April 30, 2005 (unaudited).................................F-8

Notes to Consolidated Financial Statements..............................................................F-9

             Report of Independent Registered Public Accounting Firm

The Board of Directors
In Veritas Medical Diagnostics, Inc.:

We have  audited  the  accompanying  consolidated  balance  sheet of In  Veritas
Medical Diagnostics, Inc. (a Colorado corporation) (formerly In Vivo Medical Diagnostics, Inc.) as of July 31, 2004, and the related consolidated statements of operations, shareholders' deficit, and cash flows for each of the years in the two-year period ended July 31, 2004, and for the period from March 26, 1997 (inception) through July 31, 2004. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of In Veritas Medical Diagnostics, Inc. as of July 31, 2004, and the results of their operations and their cash flows for each of the years in the two-year period ended July 31, 2004, and for the period from March 26, 1997 (inception) through July 31, 2004, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred losses since inception and has a net capital deficit at July 31, 2004. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding those matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Notes 2 and 9 to the consolidated financial statements, an error resulting in understating of reported net income in the amount of $281,783 was discovered by management in February 2005. In addition, an error in recording a gain of $2,030,298 was discovered by management in July 2005. Accordingly, the consolidated financial statements have been re-stated to correct the error.




/s/ Cordovano and Honeck, LLP
-----------------------------
Cordovano and Honeck, LLP

Denver, Colorado
January 25, 2005, except as to Notes 1, 3, 4, 5, and 6, which is July 28, 2005 and Notes 2 and 9, which is September 13, 2005

                      IN VERITAS MEDICAL DIAGNOSTICS, INC.
                  (formally In Vivo Medical Diagnostics, Inc.)
                          (A Development Stage Company)
                                 Balance Sheet

                                                                                      April 30, 2005 July 31, 2004
                                                                                        (Unaudited)    (Restated)
                                                                                         ---------    -----------
 Assets
Current assets:
    Cash................................................................................ $ 170,464    $    46,191
    Accounts receivable.................................................................    15,538        250,445
    Prepaid expenses and other..........................................................    59,278         23,576
                                                                                         ---------    -----------
               Total current assets.....................................................   245,279        320,212
Property and equipment, net.............................................................    79,833         42,781
Other assets:
    Deferred offering costs.............................................................     6,000          6,000
                                                                                         ---------    -----------
                                                                                         $ 331,112    $   368,993
                                                                                         =========    ===========


                        Liabilities and Shareholders' Deficit

Current liabilities:
    Accounts payable....................................................................  $770,163    $   431,402
    Accrued liabilities ................................................................    14,198        172,934
    Notes payable.......................................................................   387,495        137,495
    Indebtedness to related parties.....................................................   111,521         88,495
                                                                                         ---------    -----------
               Total current liabilities................................................ 1,283,377        830,326

Long-term debt:
    Notes payable, related party (net of discount)...................................... 1,794,510      1,541,058
                                                                                         ---------    -----------
               Total liabilities........................................................ 3,077,887      2,371,384
                                                                                         ---------    -----------
Shareholders' deficit:
    Series A Preferred stock, $.001 par value.  Authorized 50,000,000 shares,
      issued and outstanding 34,343,662 shares..........................................    34,344         34,344
    Series B 5% Convertible Preferred stock, $.001 par value. Authorized
      3,348,615 units, issued and outstanding 863,845 units.............................       864             --
    Common stock, $.001 par value.  Authorized 100,000,000 shares,
      issued and outstanding 51,677,332 shares..........................................    51,677         50,822
    Additional paid-in capital.......................................................... 4,139,699      3,012,360
    Deficit accumulated during the development stage....................................(6,179,728)    (4,455,782)
    Accumulated other comprehensive.....................................................  (793,631)      (644,135
                                                                                         ---------    -----------

               Total shareholders' deficit..............................................(2,746,776)    (2,002,391
                                                                                         ---------    -----------
                                                                                         $ 331,113    $   368,993
                                                                                         =========    ===========
                 See accompanying notes to financial statements

                      IN VERITAS MEDICAL DIAGNOSTICS, INC.
                  (formally In Vivo Medical Diagnostics, Inc.)
                          (A Development Stage Company)
                            Statements of Operations

                                                                                                                         March 26,
                                                                                                                           1997
                                                  Nine Months Ended     Three Months Ended           Years Ended        (Inception)
                                                     April 30,              April 30,                 July 31,            Through
                                            -------------------------- --------------------- --------------------------  April 30,
                                               2005           2004       2005       2004        2004                       2005
                                            (Unaudited)   (Unaudited) (Unaudited)(Unaudited) As Restated      2003      (Unaudited)
                                            ------------- ------------ ---------- ---------- ------------- ------------ ------------
Net sales and gross revenues:
    Net sales.............................. $   911,104  $   473,182  $  351,202   $246,930      $760,516     $286,499   $2,331,934
    Cost of sales..........................       4,617        1,919          38        307           823        7,904      242,134
                                            ------------ ------------ ----------- ---------- ------------- ------------ ------------
                                                                                                                                --
                Gross profit...............     906,487      471,263     351,164    246,623       759,693      278,595    2,089,800
                                            ------------ ------------ ----------- ---------- ------------- ------------ ------------

Operating expenses:
    Research and development...............     500,582           --          --         --       561,686      383,224    1,933,346
    Depreciation...........................       5,771       21,117       6,228      9,567        21,892       21,129      125,274
    General and administrative.............   1,981,042    1,304,038     694,247    385,780     1,193,087      954,861    6,759,689
                                            ------------ ------------ ----------- ---------- ------------- ------------ ------------
                                                                                                                                --
                                              2,497,395    1,325,155     700,475    395,347     1,776,665    1,359,214    8,818,309
                                            ------------ ------------ ----------- ---------- ------------- ------------ ------------
                                                                                                                                --
      Loss before other income.............  (1,590,908)    (853,892)   (349,311)  (148,724)   (1,016,972)  (1,080,619)  (6,728,509)
                                                                                                                                --
                                                                                                                                --
    Gain from extinguishments of debt......     (17,000)          --          --         --            --           --      664,819
    Interest expense.......................    (116,038)          --     (38,679)        (2)           --           --     (116,038)
                                            ------------ ------------ ----------- ---------- ------------- ------------ ------------
                                                                                                                                --
      Loss before income taxes.............  (1,723,946)    (853,892)   (387,990)  (148,726)   (1,016,972)  (1,080,619)  (6,179,728)
                                                                                                                                --
    Income tax provision...................          --           --          --         --            --           --          --
                                            ------------ ------------ ----------- ---------- ------------- ------------ ------------
                                                                                                                                --
                Net loss...................  (1,723,946) $  (853,892)   (387,990) $(148,726) $ (1,016,972) $(1,080,619) $(6,179,728)
                                            ============ ============ =========== ========== ============= ============ ============

Net loss available to common shareholders..  (1,740,024)                (392,855)

Basic and diluted loss per share...........       (0.03) $     (0.17) $    (0.01) $   (0.03) $      (0.09) $     (0.10)
                                            ============ ============ ========== ==========  ============= ============

Weighted average common shares outstanding.  50,991,236    5,020,000  51,627,332  5,020,000     11,864,058  10,912,080
                                            ============ ============ ========== ==========  ============= ============

                 See accompanying notes to financial statements

                      IN VERITAS MEDICAL DIAGNOSTICS, INC.
                  (formally In Vivo Medical Diagnostics, Inc.)
                          (A Development Stage Company)
        Consolidated Statements of Accumulated Other Comprehensive Loss

                                                                                                             March 26, 1997
                                                                                                              (Inception)
                                                 Nine Months Ended               Years Ended                   Through
                                                     April 30,                      July 31,                   April 30,
                                            ----------------------------  ---------------------------------
                                                2005           2004            2004             2003              2005
                                            (Unaudited)    (Unaudited)      As Restated      As Restated      (Unaudited)
                                            -------------- -------------  ---------------- ----------------  ---------------
Net loss................................... $  (1,723,946) $   (853,892)  $    (1,016,972)      (1,080,619)  $   (6,179,728)

Other comprehensive loss, net of tax:
    Foreign currency translation...........      (149,496)           --          (339,570)        (185,391)        (793,631)
                                            -------------- -------------  ---------------- ----------------  ---------------

               Comprehensive loss.......... $  (1,873,442) $   (853,892)  $    (1,356,542)      (1,266,010)  $   (6,973,359)
                                            ============== =============  ================ ================  ===============

                 See accompanying notes to financial statements

                      IN VERITAS MEDICAL DIAGNOSTICS, INC.
                  (formerly In Vivo Medical Diagnostics, Inc.)
                          (A Development Stage Company)
           Consolidated Statement of Changes in Shareholders' Deficit

                         *** SPLIT TABLE - SEE BELOW ***


                                                      Preferred Stock             Common Stock
                                                   Shares        Par Value    Shares      Par Value

                                                -----------   -----------   -----------   -----------
Balance, March 26, 1997 .....................          --     $      --            --     $      --
October 2000, sale of stock, ($0.0035/share)   *  4,366,377         4,366          --            --
December 2001, sale of stock, ($0.0035/share)  *  6,545,703         6,546          --            --
October 2001, sale of stock, ($0.0202/share)   * 23,431,582        23,432          --            --

Foreign currency
   translation adjustment ...................          --            --            --            --
Net loss ....................................          --            --            --            --
                                                -----------   -----------   -----------   -----------
Balance, July 31, 2001 ......................    34,343,662        34,344          --            --

Foreign currency
   translation adjustment ...................          --            --            --            --
Net loss ....................................          --            --            --            --
                                                -----------   -----------   -----------   -----------
Balance, July 31, 2002  .....................    34,343,662        34,344          --            --

Foreign currency
   translation adjustment ...................          --            --            --            --
Net loss ....................................          --            --            --            --
                                                -----------   -----------   -----------   -----------
Balance, July 31, 2003 ......................    34,343,662        34,344          --            --

Merger with HEMP (Note 8) ...................          --            --    * 38,397,164        38,397
July 2004, merger with SIPC .................          --            --    * 10,550,000        10,550
July 2004, issuance of common
   stock for bridge loans, ($0.2750/share) ..          --            --    *  1,636,233         1,636
July 2004, issuance of common
   stock for services, ($0.4093/share) ......          --            --         239,289           239
Foreign currency
   translation adjustment ...................          --            --            --            --
Reclassification of gain from debt
   forgiveness by Westek (Notes 2 and 9).....          --            --            --            --
Net loss ....................................          --            --            --            --
                                                -----------   -----------   -----------   -----------
Balance, July 31, 2004 ......................    34,343,662   $    34,344    50,822,686   $    50,822
Issuance of common stock
   for making bridge loan (unaudited).........         --           --           60,096            60
Issuance of common stock
   in exchange for services (unaudited).......         --           --          794,550           795
Sale of 5% convertible
   Preferred B shares (unaudited).............      640,768           641          --            --
Exchange of 5% convertible preferred shares
   for note payable (unaudited)...............      233,076           223          --            --
Net loss (unaudited)..........................         --           --             --            --
Other comprehensive loss (unaudited)..........
                                                -----------   -----------   -----------   -----------
Balance, April 30, 2005 (unaudited)...........   35,217,506   $    35,208    51,677,332 $      51,677

                 See accompanying notes to financial statements

                      IN VERITAS MEDICAL DIAGNOSTICS, INC.
                  (formerly In Vivo Medical Diagnostics, Inc.)
                          (A Development Stage Company)
           Consolidated Statement of Changes in Shareholders' Deficit

                         *** SPLIT TABLE - SEE ABOVE ***


                                                                   Deficit
                                                                 Accumulated     Accumulated
                                                  Additional       During        Other
                                                  paid-in        Development     Comprehensive
                                                  capital           Stage        Income           Total
                                                  Restated         Restated                     Restated
                                                  -----------    -----------    -----------    -----------
Balance, March 26, 1997 .....................     $      --      $      --      $      --      $      --
October 2000, sale of stock, ($0.0035/share)           10,874           --             --           15,240
December 2001, sale of stock, ($0.0035/share)          16,301           --             --           22,847
October 2001, sale of stock, ($0.0202/share)          448,906           --             --          472,338

Foreign currency
   translation adjustment ...................            --             --           21,203         21,203
Net loss ....................................            --       (1,350,829)          --       (1,350,829)
                                                  -----------    -----------    -----------    -----------
Balance, July 31, 2001 ......................         476,081     (1,350,829)        21,203        819,201

Foreign currency
   translation adjustment ...................            --             --         (140,377)      (140,377)
Net loss ....................................            --       (1,007,362)          --       (1,007,362)
                                                  -----------    -----------    -----------    -----------
Balance, July 31, 2002  .....................         476,081     (2,358,191)      (119,174)    (1,996,940)

Foreign currency
   translation adjustment ...................            --             --         (185,391)      (185,391)
Net loss ....................................            --       (1,080,619)          --       (1,080,619)
                                                  -----------    -----------    -----------    -----------
Balance, July 31, 2003 ......................         476,081     (3,438,810)      (304,565)     3,232,950

Merger with HEMP (Note 8) ...................         (29,397)          --             --            9,000
July 2004, merger with SIPC .................         (10,688)          --             --             (138)
July 2004, issuance of common
   stock for bridge loans, ($0.2750/share) ..         448,364           --             --          450,000
July 2004, issuance of common
   stock for services, ($0.4093/share) ......          97,702           --             --           97,941
Foreign currency
   translation adjustment ...................            --             --         (339,570)      (339,570)
Reclassifction of gain from dept
   forgiveness by Westek (Notes 2 and 9).....       2,030,298           --             --        2,030,298
Net loss ....................................            --       (1,016,972)          --       (1,016,972)
                                                  -----------    -----------    -----------    -----------
Balance, July 31, 2004 ......................     $ 3,012,360    $(4,455,782)   $  (644,135)   $(2,002,391)
                                                  -----------    -----------    -----------    -----------
Issuance of common stock
   for making bridge loan (unaudited).........         76,100           --             --           76,160
Issuance of common stock
   in exchange for services (unaudited).......        490,605           --             --          491,400
Sale of 5% convertible
   Preferred B shares (unaudited).............        415,858           --             --          416,499
Exchange of 5% convertible preferred shares
   for note payable (unaudited)...............        144,776           --             --          144,999
Net loss (unaudited)..........................           --       (1,723,946)          --       (1,723,946)
Other comprehensive loss (unaudited)..........                                     (149,496)      (149,496)
                                                  -----------    -----------    -----------    -----------
Balance, April 30, 2005 (unaudited)...........     $4,139,699    $(6,179,728)     $(793,631)  $ (2,746,775)

*  Restated

                 See accompanying notes to financial statements

                      IN VERITAS MEDICAL DIAGNOSTICS, INC.
                  (formally In Vivo Medical Diagnostics, Inc.)
                          (A Development Stage Company)
                     Consolidated Statements of Cash Flows


                                                           Nine Months Ended                Years Ended               March 26, 1997
                                                              April 30,                        July 31,                 (Inception)
                                                 --------------------------------  --------------------------------      Through
                                                    2005          2004            2004                                April 30, 2005
                                                   (Unaudited)        (Unaudited)   (Restated)            2003          (Unaudited)
                                                 --------------------------------  --------------    --------------   --------------
Cash flows from operating activities:
   Net loss                                      $   (1,723,946)  $     (853,892)  $  (1,016,972)    $  (1,080,619)   $  (6,179,728)
   Adjustments to reconcile net loss to net cash
     used by operating activities:
       Depreciation and amortization                     15,771           21,117          21,754            21,129          122,941
       Imputed interest                                  96,995               --                                             96,995
       Stock issued for interest expense                     --               --                                                 --
       Stock-based compensation                         567,560               --                                            567,560
       Gain on debt forgiveness                              --               --              --                --         (681,819)
       Changes in operating assets and liabilities:                                                                              --
           Receivables                                  246,747           61,898         (58,018)         (192,426)          (3,698)
           Prepaid expenses and other current assets                                     (23,576)               --          (23,576)
           Accounts payable                            (201,180)         772,297         125,509            88,176          230,222
           Accrued expenses                                                              102,000           (86,902)         172,934
           Other                                                                          62,590           (52,519)          (6,001)
                                                 --------------------------------  --------------    --------------   --------------
                Net cash used in                                                                                                 --
                  operating activities                 (998,053)           1,420        (786,713)       (1,303,161)      (5,704,170)
                                                 --------------------------------  --------------    --------------   --------------
                                                                                                                                 --
Cash flows from investing activities:                                                                                            --
   Acquisition of equipment                             (50,800)          (6,758)        (25,387)          (15,138)        (185,366)
                                                 --------------------------------  --------------    --------------   --------------
                Net cash used in                                                                                                 --
                  investing activities                  (50,800)          (6,758)        (25,387)          (15,138)        (185,366)
                                                 --------------------------------  --------------    --------------   --------------
                                                                                                                                 --
Cash flows from financing activities:                                                                                            --
   Advances from affiliates                                  --               --         416,394         1,527,862        4,420,158
   Repayments of advances from affiliates                    --               --        (160,623)         (214,431)        (728,426)
   Advances from related parties                         58,201               --              --                --          146,696
   Proceeds from issuance of preferred stock            303,500               --              --                --          813,925
   Proceeds from issuance of common stock               559,746               --                                            559,746
   Proceeds from issuance of notes payable              250,000               --         587,495                --          837,495
                                                 --------------------------------  --------------    --------------   --------------
                Net cash provided by                                                                                             --
                  financing activities                1,171,447               --         843,266         1,313,431        6,049,594
                                                 --------------------------------  --------------    --------------   --------------
                                                                                                                                 --
Effect on cash from foreign currency translation          1,679               --           1,393               691           10,405
                                                                                                                                 --
                Net change in cash and                                                                                           --
                  cash equivalents                      124,273           (5,338)         32,559            (4,177)         170,463
Cash and cash equivalents:
   Beginning of period                                   46,191           10,978          13,632            17,809               --
                                                 --------------------------------  --------------    --------------   --------------

   End of period                                        170,464            5,640   $      46,191     $      13,632    $     170,464
                                                 ===============  ===============  ==============    ==============   ==============

Supplemental disclosure of cash flow information:
 Cash paid during the year for:
     Income taxes                                $           --   $           --   $          --     $          --    $          --
                                                 ===============  ===============  ==============    ==============   ==============
     Interest                                    $           --   $           59   $          --     $          --    $          59
                                                 ===============  ===============  ==============    ==============   ==============

Non-cash financing activities:
   Conversion of note payable to common stock                                      $     450,000     $          --    $      450,000
                                                 ================================  ===============   ==============   ==============

                                       F-8

                 See accompanying notes to financial statements

                      In Veritas Medical Diagnostics, Inc.
                  (formerly In Vivo Medical Diagnostics, Inc.)
                          (A Development Stage Company)
                   Notes to Consolidated Financial Statements


(1)  Summary of Significant Accounting Policies

Organization and Basis of Presentation

Background

Effective July 31, 2004, Hall Effect Medical Products, Inc. ("HEMP"), a Delaware corporation, merged with Sports Information Publishing Corp. ("SIPC"), which was incorporated under the laws of Colorado on November 7, 2003. Subsequent to the merger SIPC changed its name to In Vivo Medical Diagnostics, Inc. and later to In Veritas Medical Diagnostics, Inc. ("IVMD" "we" "us" or "our").

SIPC was originally incorporated for the purpose of engaging in the sports industry. In 2002, SIPC filed a Form SB-2 registration statement with the Securities and Exchange Commission relating to the registration of up to 1,000,000 previously issued shares of common stock at a price of $0.15 per share. The SEC declared the offering effective in August 2003.

Shares of our common stock trade in the Over the Counter market. There was no active trading market for our stock during the periods presented. (Average daily trading volume for the last three months was 320 shares). In addition, the quoted price of our stock was not reliable due to volatility. As a result, management has relied on the value of consideration received when reporting non-monetary transactions in the accompanying financial statements.

We are a development-stage enterprise. We are developing medical diagnostic products for personal and professional use. Several of our products are based on technology that utilizes the Hall Effect, discovered more than a hundred years ago, for which we are developing practical applications. We are also developing products that utilize signal processing for the late-term pregnancy market. Prior to the merger, we were funded by a private UK company, Westek Limited and Abacus Trust Company Limited was our majority shareholder.

Principles of consolidation

Our consolidated financial statements include our accounts and the accounts of our two wholly owned foreign subsidiaries; IVMD UK Limited ("IVMD") and Jopejo Limited ("Jopejo"), both UK companies. The assets and liabilities of our foreign subsidiaries have been translated at the exchange rate in effect at July 31, 2004 with the related translation adjustments reported as a separate component of shareholders' deficit. Operating statement accounts have been translated at the average exchange rate in effect during the period presented. All significant intercompany transactions have been eliminated.

Change in fiscal year-end

We elected to change our year-end from September 30 to July 31. The financial statements presented herein cover the year ended July 31, 2004 and 2003 for Jopejo and the ten months ended July 31, 2004 and the year ended September 30, 2003 for IVMD UK. There are no material intervening events and the change in the fiscal year of IVMD UK did not have a material effect on the consolidated group. The use of different closing dates in 2003 was necessitated by the respective different year-ends of the subsidiaries.

Basis of presentation

Our research is conducted in Inverness, Scotland through our subsidiaries; IVMD UK Limited and Jopejo Limited. Development-stage activities consist of raising capital, obtaining financing, medical products research and development and administrative matters. We plan to continue to raise capital through stock sales and debt issuances to fund our development. Historical financial statements for the periods prior to the acquisition represent primarily the operations of IVMD UK Limited and Jopejo Limited.

                      In Veritas Medical Diagnostics, Inc.
                  (formerly In Vivo Medical Diagnostics, Inc.)
                          (A Development Stage Company)
                   Notes to Consolidated Financial Statements


Inherent in our development-stage enterprise are various risks and uncertainties, including our limited operating history, historical operating losses, dependence upon strategic alliances, and market acceptance of the Hall Effect technology. Our ability to generate revenues from the sale of our products will be dependent upon our ability to enter into licenses, joint ventures or distribution agreements with established businesses with existing sales and marketing structures. Our future success will be dependent upon our ability to develop and provide new medical devices that meet customers changing requirements, including the effective use of the Hall Effect technology, to continue to enhance our current products under development, and to influence and respond to emerging industry standards and other technological changes on a timely and cost-effective basis.

We have incurred losses since inception and we have a net capital deficit at July 31, 2004. These factors, among others, raise substantial doubt about our ability to continue as a going concern. In 2004, we have merged with a public shell company. This merger provides us with limited access to the capital markets. We plan to raise capital through public or private stock offerings to finance our development activities and ultimately, to achieve profitability. However, there is no assurance that we will be successful in our efforts to raise capital or to become a profitable company.

Use of Estimates

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

We consider all highly liquid securities with original maturities of three months or less when acquired to be cash equivalents. There were no cash equivalents at July 31, 2004.

Accounts Receivable

We consider all trade receivables fully collectible.

Property and Equipment

Property and equipment are stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the related assets, generally ranging from three to five years. Property and equipment under capital leases are stated at the present value of minimum lease payments and are amortized using the straight-line method over the shorter of the lease term or the estimated useful lives of the assets. Leasehold improvements are amortized using the straight-line method over the estimated useful lives of the assets or the term of the lease, whichever is shorter.

Deferred Offering Costs

Costs incurred in connection with our proposed common stock offering have been deferred in the accompanying financial statements and will offset the proceeds from the offering or written off against earnings, if the offering is unsuccessful. We have deferred $6,000 in connection with our proposed common stock offering.

Income Taxes

We account for income taxes under the provisions of Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes (SFAS 109). SFAS 109 requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

                      In Veritas Medical Diagnostics, Inc.
                  (formerly In Vivo Medical Diagnostics, Inc.)
                          (A Development Stage Company)
                   Notes to Consolidated Financial Statements


Revenue Recognition

Our revenue has been generated through development and grant funding from Unipath Limited. We recognize such revenue based on the terms of our agreement with Unipath.

Revenue from hardware sales is recognized upon shipment of the products.

Financial Instruments and Concentration of Credit Risk

At July 31, 2004, the fair value of our financial instruments approximate their carrying value based on their terms and interest rates. Substantially all of our trade receivables were from one customer as of July 31, 2004.

Stock based Compensation

We account for stock-based compensation arrangements in accordance with Statement of financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation," which permits entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, SFAS No. 123 allows entities to continue to apply the provisions of Accounting Principle Board ("APB") Opinion No. 25 and provide pro forma net earnings (loss) disclosures for employee stock option grants as if the fair-value-based method defined in SFAS No. 123 had been applied. We have elected to continue to apply the provisions of APB Opinion No. 25 and provide the pro forma disclosure provisions of SFAS No. 123.

Foreign Currency Translation

Our assets and liabilities, which have the British pound as its functional currency, are translated into United States dollars at the foreign currency exchange rate in effect at the applicable reporting date, and the statements of operations are translated at the average rates in effect during the applicable period. The resulting cumulative translation adjustment is recorded as a separate component of other comprehensive income.

Research and Development Costs

Research and development costs are expensed as incurred.

Earnings (Loss) per Share

Basic net income or loss per share is computed by dividing the net income or loss available to common shareholders (the numerator) for the period by the weighted average number of common shares outstanding (the denominator) during the period. The computation of diluted earnings is similar to basic earnings per share, except that the denominator is increased to include the number of additional common shares that would have been outstanding if potentially dilutive common shares had been issued.

At July 30, 2004, there was no variance between basic and diluted loss per share as there were no potentially dilutive common shares outstanding.

Note 2:  Related Party Transactions
-----------------------------------

We purchased goods and services from related parties totalling $383,303 and $242,200 during the year ended July 31, 2004 and 2003, respectively. As of July 31, 2004, $88,495 is due to related parties. As of April 30, 2005, $111,521
(unaudited) is due to related parties.

                      In Veritas Medical Diagnostics, Inc.
                  (formerly In Vivo Medical Diagnostics, Inc.)
                          (A Development Stage Company)
                   Notes to Consolidated Financial Statements


We received advances from Westek Limited totalling $416,394 and we repaid Westek Limited a total of $160,623 during the year ended July 31, 2004. We received advances from Westek Limited totalling $1,527,862 and we repaid Westek Limited a total of $214,431 during the year ended July 31, 2003.

As of June 2004, we owed Westek $3,830,298. In July 2004, Westek converted $1,800,000 of the debt to a noninterest-bearing promissory note. We recorded the $2,030,298 gain on debt forgiveness as a capital contribution. The promissory note is payable in full by September 30, 2006. The promissory note is also subject to mandatory prepayments of principal prior to September 30, 2006 in accordance with the terms of the share Purchase Agreement described in Note 1. As of July 31, 2004, we are indebted to Westek in the amount of $1,541,058, net of a discount of $258,942. As of April 30, 2005, we are indebted to Westek in the amount of $1,794,510 (unaudited), net of a discount of $5,490 (unaudited).

We paid affiliated management fees totalling $37,399 and $38,796 for the years ended July 31, 2004 and 2003, respectively.

Note 3: Earnings (Loss) per Common Share
----------------------------------------

"Basic" earnings (loss) per common share equals net income (loss) divided by weighted average common shares outstanding during the period. "Diluted" earnings per common share equals net income divided by the sum of weighted average common shares outstanding during the period, adjusted for the effects of potentially dilutive securities. Our basic and diluted per share amounts are the same since we are in a loss position and the assumed exercise of stock options and warrants and conversion of convertible notes would be anti-dilutive. The number of shares subject to convertible preferred stock that could dilute earnings per share in future periods was 35,207,506 (unaudited) at April 30, 2005.

Note 4: Stock-Based Compensation
--------------------------------

In  accordance  with  Statement  of  Financial  Accounting  Standards  No.  148,
"Accounting for Stock-Based Compensation - Transition and Disclosure - An Amendment of FASB Statement No. 123" (SFAS 148) and Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (SFAS
123), the Company's pro forma option expense is computed using the Black-Scholes option pricing model.

We issued common stock in exchange for legal services during the quarter to which this quarterly report applies. We valued the services based on the quoted market price of our common stock on the date of issuance.

Note 5:  Property and Equipment
-------------------------------

Major classes of property and equipment are listed below:

                      In Veritas Medical Diagnostics, Inc.
                  (formerly In Vivo Medical Diagnostics, Inc.)
                          (A Development Stage Company)
                   Notes to Consolidated Financial Statements


                                       April 30, 2005
                                         (Unaudited)       July 31, 2004
                                      ------------------  -----------------
Furniture and fixtures                $          28,794   $         28,764
Office equipment                                111,952             65,678
Plant and equipment                              24,906             18,387
                                      ------------------  -----------------
                                                165,652            112,829
Less: accumulated depreciation                   85,819             70,048
                                      ------------------  -----------------
                                      $          79,833   $         42,781
                                      ==================  =================


Depreciation expense was $21,754 and $21,129 for the years ended July 31 2004 and 2003, respectively. Depreciation expense was $15,771 (unaudited) for the nine months ended April 30, 2005.

Note 6:  Notes Payable
----------------------

Notes payable as of July 31, 2004 consisted of bridge loans repayable from the proposed common stock offering described in Note 1 to the accompanying financial statements. The notes were made July 30, 2004, are unsecured and are due, including related interest, upon the completion of the common stock offering described in Note 1. On December 22, 2004, we issued an 8 percent $250,000 promissory note and 60,096 shares of our restricted common stock to an unrelated third-party in exchange for $250,000. Principal and accrued interest on the note are payable upon maturity. While the note matures on June 22, 2005, we must make a partial prepayment of $175,000 of the principal amount and a pro-rata share of accrued interest if we enter into any financing aggregating $1 million. The amount of partial prepayment of principal and accrued interest increases on a pro-rata share if we enter into any financing exceeding $1 million. We accounted for the issuance of the 60,096 shares of our common stock as pre-paid financing costs. The financing costs were valued and booked based on the quoted market price of our common stock on date of the transaction.

                                                                                 April 30, 2005
                                                                                  (unaudited)          July 30, 2004
                                                                               ------------------  ------------------
Inverness & Nairn, 6 percent, including  interest                              $          88,245   $          88,245
Steven Haggerty, 6 percent, including  interest                                           10,000              10,000
Kenneth Dalglish, 6 percent, including  interest                                          10,000              10,000
Joe Frmae, 6 percent, including  interest                                                 10,000              10,000
Helen Goody, 6 percent, including  interest                                                9,250               9,250
James Bell, 6 percent, including  interest                                                10,000              10,000
Nite Capital LP, 8 percent, including interest                                           250,000                   -
                                                                               ------------------  ------------------
                                                                               $         387,495   $         137,495
                                                                               ==================  ==================

Note 7:  4% Convertible Preferred Stock
---------------------------------------

As of July 31, 2004, our authorized capital included 50,000,000 shares of Series A Preferred Stock of which 34,343,662 are outstanding and designated as 4% voting redeemable convertible preferred stock. Such shares pay an annual dividend of 4% and are convertible at any time at the option of the holder into

                      In Veritas Medical Diagnostics, Inc.
                  (formerly In Vivo Medical Diagnostics, Inc.)
                          (A Development Stage Company)
                   Notes to Consolidated Financial Statements


Common Stock at the rate of one share Common Stock for each outstanding share of Series A Preferred Stock commencing October 30, 2005, provided the Common Stock have traded at a price of $3.00 per share for at least 30 consecutive trading days, and at any time after January 30, 2006. Holders of Series A Preferred Stock have priority over all of the shares of In Veritas Medical Diagnostics, Inc. on liquidation or sale at the rate of $1.00 per share. Holders are entitled to vote on all matters as to which Common Stock shareholders are entitled to vote.

The aggregate and per-share amounts of arrearages in cumulative preferred dividends on the Series A Preferred Shares through April 30, 2005, are $4,865 and $0.01, respectively.

Note 8: 5% Convertible Preferred Stock (Unaudited)
--------------------------------------------------

On April 15, 2005, we completed the sale of 863,845 units (the "Units"), each Unit consisting of one share of Series B 5% Convertible Preferred Stock, one warrant to purchase one share of the Company's common stock ("Stock Warrants"), and one warrant to purchase an additional unit ("Unit Warrants"). Such shares pay an annual dividend of 5% and are convertible at any time at the option of the holder into Common Stock at the rate of one share Common Stock for each outstanding share of Series B Preferred Stock commencing April 15, 2005. The Stock Warrants are exercisable from April 15, 2005 until April 15, 2008 at an exercise price of $1.50 per share, subject to adjustment. The Unit Warrants are exercisable for a period of 180 days from the effective date of the registration statement at an exercise price of $0.65 per unit, subject to adjustment. All preferential amounts to be paid to the holders of Series B Preferred Stock shall be paid on a pari-passu basis with any preferential amounts to be paid to the holders of our Series A Preferred Stock, and prior to the common stock.

The aggregate and per-share amounts of arrearages in cumulative preferred dividends on the Series B Preferred Shares through April 30, 2005, are $4,865 and $0.01, respectively.

Note 9:  Common Stock
---------------------

We are authorized to issue 100,000,000 shares of common stock. We issued the following shares of common stock for services during the year ended July 31, 2004:

                                          Number          Fair Value
                                         of Shares         of Shares
          Employee/Consultant              Issued            Issued


Brian Cameron                              73,899   $        30,247
KDA Limited                                17,390             7,118
John Fuller                                98,050            40,132
Patricia Connelly                          37,000            15,144
Robert Knowles                             12,950             5,300
                                  ----------------  ----------------
                                          239,289   $        97,941
                                  ================  ================

We valued the shares of common stock based on the value of the services.

We issued the following shares of common stock for debt during the year ended July 31, 2004:

                      In Veritas Medical Diagnostics, Inc.
                  (formerly In Vivo Medical Diagnostics, Inc.)
                          (A Development Stage Company)
                   Notes to Consolidated Financial Statements

                                                                                   Number          Fair Value
                                                                                  of Shares         of Shares
                                Note Holder                                         Issued            Issued
Max Finkle                                                                           35,000   $        10,000
David Pacher                                                                         17,500             5,000
Eugene Hall                                                                          17,500             5,000
Benjamin Wilson                                                                      17,500             5,000
Spelman Research                                                                     35,000            10,000
Fiserv Securities                                                                    52,500            15,000
Lynn Tanner                                                                         140,000            40,000
Robert Rubin                                                                        227,500            65,000
Charles Warshaw Family Trust                                                        350,000           100,000
First Global Services Corp                                                           35,000            10,000
First Global Services Corp                                                           52,500            15,000
Mark Bolanger                                                                       175,000            50,000
Inverness & Nairn Enterprise                                                        247,625            70,750
Steven Haggerty                                                                      35,000            10,000
Kenneth Dalglish                                                                     35,000            10,000
Joe Frame                                                                            35,000            10,000
Helen Goody                                                                          32,375             9,250
James Bell                                                                           35,000            10,000
                                                                            ----------------  ----------------
                                                                                  1,575,000    $      450,000
                                                                            ================  ================

We valued the shares of common stock based on the amount of debt converted.

Note 10:  Income Taxes
----------------------

A reconciliation of U.K. statutory income tax rate to the effective rate follows for the years ended July 31, 2004 and 2003:

                                                      Years Ended
                                                        July 30,
                                         ----------------------------------
                                              2004              2003
                                         ----------------  ----------------
U.K. statutory federal
rate                                               19.00%            30.00%
Net operating loss for which no tax
   benefit is currently available                 -19.00%           -30.00%
                                         ----------------  ----------------
                                                    0.00%             0.00%
                                         ================  ================



At July 31, 2004, deferred U. K. income taxes were $-0-. U.K. pretax income was $734,544 and a loss of $1,080,619, respectively, for the years ended July 31, 2004 and 2003, respectively.

                      In Veritas Medical Diagnostics, Inc.
                  (formerly In Vivo Medical Diagnostics, Inc.)
                          (A Development Stage Company)
                   Notes to Consolidated Financial Statements



At July 31, 2004, we had a net operating loss carryfoward of approximately $4,221,336, which was fully allowed for in the valuation allowance of $802,054. The valuation allowance offsets the net deferred tax asset for which there is no assurance of recovery. The change in the valuation allowance for the ten months ended July 31, 2004 was $10,919.

At July 31, 2003, we had a net operating loss carryfoward of approximately $4,278,806, which was fully allowed for in the valuation allowance of $812,973. The valuation allowance offsets the net deferred tax asset for which there is no assurance of recovery.

Note 11:  Acquisitions
----------------------

July 22, 2004

On July 22, 2004, Jopejo Limited and IVMD UK, Inc. and HEMP entered into a share purchase agreement whereby HEMP purchased 100 percent of the issued and outstanding preferred and ordinary shares of both Jopejo Limited and IVMD UK Limited (formerly Hall Effect Technologies Limited) for 8,000,000 shares of convertible Series A preferred stock, $0.001 par value. HEMP also agreed to become a co-obligor of approximately $1.8 million in debt obligations to Westek. As part of the acquisition, HEMP issued 3,000,000 shares of common stock to HEMP TL, an employee benefit plan valued at $3,000 by the Board of Directors and an additional 6,000,000 shares of common stock to certain individuals for services valued at $6,000 by the Board of Directors.

As a result of these transactions, Jopejo limited and IVMD UK, Inc. became wholly owned subsidiaries of HEMP.

July 30, 2004

On July 30, 2004, HEMP exchanged 100 percent of its outstanding shares of common stock for 38,397,164 shares of the common stock and 100 percent of its outstanding shares of preferred stock for 34,363,662 shares of preferred stock of SIPC. This acquisition has been treated as a recapitalization of HEMP, a Delaware corporation, with SIPC the legal surviving entity. Since SIPC has, prior to the recapitalization, minimal assets (consisting primarily of cash and trade payables) and no operations, the recapitalization has been accounted for as the sale of 10,550,000 shares of HEMP common stock for the net assets of SIPC. Costs of the transaction have been charged to the period.

Note 12: Correction of an Error in Previously Issued Financial Statements

The Company restated its financial statements for the year ended July 31, 2004 to correct errors identified in the Company's financial statements and reflect certain corresponding changes described below. There was a decrease of $2,506,820 on cash provided by operating activities, no net effect on cash used in investing activities, and an increase of $2,506,820 on cash provided by financing activities as a result of the restated financial statements on February 23, 2005.

As described in Note 2, Westek made several advances to the Company over the years. Errors resulting from a misapplication of generally accepted accounting principles were made recording the advances affecting accounts payable, accrued liabilities payable and indebtedness to related parties. All indebtedness to related parties was originally reported as a current liability. Correction of the clerical errors resulted in a decrease in accounts payable, an increase in accrued liabilities payable, a decrease in indebtedness to related parties, and an increase in the extinguishment of debt as restated February 23, 2005. Indebtedness to related parties was reclassified into current and long term liabilities. The Westek advances were originally reflected as a loan. This restatement reclassifies those advances as capital contributions.

                      In Veritas Medical Diagnostics, Inc.
                  (formerly In Vivo Medical Diagnostics, Inc.)
                          (A Development Stage Company)
                   Notes to Consolidated Financial Statements


The February 23, 2005 restatement and this restatement also correct the presentation of the Consolidated Statement of Changes in Shareholders' Deficit resulting from the merger described in Note 8. The Series A Preferred Shares were retroactively restated for the equivalent number of shares received in the July 22, 2004 recapitalization. There was no net effect in par value or additional paid in capital of the preferred shares, but there was a retroactive net effect in the total changes in shareholder's deficit. The issuance of common stock for debt was described more accurately as issuance of common stock for bridge loans. Not all bridge lenders accepted stock at year end and additional paid in capital was adjusted to correctly reflect the amount of common stock issued for bridge loans. Likewise, a clerical error was made relating to the issuance of common stock for services, resulting in a decrease in additional paid in capital. This amendment increases additional paid in capital by advances made by Westek and presents the per share price of stock issuances.

The following table shows the effect of the restatements on the Balance Sheet from the February 23, 2005 and this restatement:

                                                                                     As                As
                                                                                  Reported          Restated
                                                                               ---------------   ---------------
Current Liabilities:
     Accounts Payable.......................................................    $   451,347       $   431,402
     Accrued liabilities payable............................................    $   148,313       $   172,934
     Notes payable..........................................................    $   137,495       $   137,495
     Indebtedness to related parties........................................    $ 1,884,287       $    88,495
                                                                                -----------       -----------

          Total current liabilities.........................................    $ 2,621,442       $   830,326

Long Term Debt:
     Notes Payable, related party...........................................    $         -       $ 1,541,058
                                                                                -----------       -----------

         Total liabilities..................................................    $ 2,621,442      $ 2,371,384

Shareholders' deficit:

     Additional paid in capital.............................................    $ 1,013,786      $ 3,012,360
     Deficit accumulated during the development stage.......................    $(2,707,267)     $(4,455,782)
                                                                                -----------       -----------

Total shareholders' deficit.................................................    $(2,252,450)     $(2,002,391)

                      In Veritas Medical Diagnostics, Inc.
                  (formerly In Vivo Medical Diagnostics, Inc.)
                          (A Development Stage Company)
                   Notes to Consolidated Financial Statements


The following table shows the effect of the restatements on the Statement of Operations from the February 23, 2005 and this restatement:

                                                                                     As                As
                                                                                  Reported          Restated
                                                                                -----------       -----------
General and administrative..................................................    $ 1,190,086       $ 1,193,087
                                                                                -----------       -----------
     Loss before other income...............................................    $(1,013,971)      $(1,016,972)


Gain from extinguishments of debt...........................................    $ 1,748,515       $         -
                                                                                -----------       -----------
     Net income (loss)......................................................    $   734,544       $(1,016,972)

Basic and diluted income (loss) per share...................................    $      0.06       $     (0.09)
                                                                                ===========       ===========

Weighted average common shares outstanding..................................     11,864,058        11,864,058
                                                                                ===========       ===========

The following table shows the effect of the restatement and revision on the Consolidated Statement of Changes in Shareholder's Deficit:

                                               As                As               As
                                            Reported          Restated          Revised
                                         ----------------  ---------------- ----------------
Balance at July 31, 2001:
Preferred stock, par value.............  $        10,912   $        34,344  $        34,344
Additional paid in capital.............  $        27,175   $     1,950,164  $       476,081
Total..................................  $    (1,291,539)  $       654,882  $      (819,201)

Balance at July 31, 2002:
Preferred stock, par value.............  $        10,912   $        34,344  $        34,344
Additional paid in capital.............  $        27,175   $     2,737,177  $       476,081
Total..................................  $    (2,439,278)  $       294,155  $    (1,966,940)

Net loss, July 31, 2003................  $    (1,080,639)  $    (1,080,619) $    (1,080,619)
Balance at July 31, 2003:
Preferred stock, par value.............  $        10,912   $        34,344  $        34,344
Additional paid in capital.............  $        27,175   $     4,050,608  $       476,081
Total..................................  $    (3,705,308)  $       341,576  $     3,232,950

Preferred stock, par value.............  $        34,344   $        34,344  $        34,344
Additional paid in capital.............  $     1,013,786   $     3,012,360  $     3,012,360
Total..................................  $    (2,252,450)  $    (2,002,391) $    (2,002,391)

The restatement dated July 28, 2005, reclassified advances made by Westek (discussed in Note 2) as additional paid in capital. Those advances were recorded in the periods the advances were made. This revision records those advances in the year ended July 31, 2004.

                      In Veritas Medical Diagnostics, Inc.
                  (formerly In Vivo Medical Diagnostics, Inc.)
                          (A Development Stage Company)
                   Notes to Consolidated Financial Statements


Note 13: Subsequent Events
--------------------------

On June 22, 2005, NITE Capital, L.P., converted their $250,000 promissory note into 1,162,791 shares of our common stock.

On July 7, 2005, we issued 120,000 shares of common stock to consultants for services.

On September 7, 2005, we entered into a $10,000,000 Standby Equity Distribution Agreement (the "Distribution Agreement ") with Cornell Capital Partners LP ("Cornell".) Under the terms of the Distribution Agreement, we may sell to Cornell up to $500,000 worth of our shares of common stock every five trading days at a price of 97 percent of the lowest closing bid price. We will pay a five percent commitment fee, however, upon each sale of shares under the Distribution Agreement. We also issued 472,000 shares of common stock to Cornell as a commitment fee and we issued 28,000 shares to Monitor Capital, Inc., a registered broker dealer, as compensation for its services.

On September 7, 2005, we entered into a Securities Purchase Agreement ("Purchase Agreement") with Montgomery Equity Partners, ("Montgomery") an affiliated fund of Cornell, for 18 percent secured convertible debentures in the aggregate principal amount of $750,000; $300,000 was funded on July 7, 2005; $200,000 is to be funded two business days prior to completion of audited financial statements for fiscal year ended July 31, 2005; and $250,000 is to be funded within five business days of the date the Registration Statement on Form SB-2 is declared effective by the SEC. We also issued to Montgomery three-year warrants to purchase 350,000 shares of common stock at $0.001 per share.

In accordance with the terms of our April 2005 financing, certain investors have agreed to exchange 863,845 five percent convertible preferred units, including warrants to purchase common stock and additional units, for an aggregate of $556,500 in Debentures. The Debentures mature on the first anniversary of the date of issuance and bear interest at the annual rate of 18 percent. We are required to make monthly interest payments commencing on October 7, 2005 and to make monthly principal payments commencing on March 7, 2006. Holders may convert, at any time, the principal amount outstanding under the Debentures into shares of Common Stock at a conversion price of $0.153 per share, subject to adjustment.

Upon three days' notice, we may redeem the Debentures in whole or in part. In the event the closing bid price of the common stock on the date redemption is made exceeds the conversion price then in effect, the redemption will be calculated at 112 percent of the Debentures' face value.

Our obligations under the two secured purchase agreements are collateralized by substantially all of our assets. The Accredited Investors entered into an Intercreditor Agreement with Montgomery agreeing that Montgomery's secured interest is superior to the Accredited Investors. As further security under the two purchase agreements, we have deposited into escrow 25,685,000 shares of common stock.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24. INDEMNIFICATION OF OFFICERS AND DIRECTORS

LIMITATION OF LIABILITY: INDEMNIFICATION

Under Section 7-109-102 of the Colorado Business Corporations Act (the "Colorado Act") a corporation may indemnify a person made a party to a proceeding because the person is or was a director, against liability incurred in the proceeding. Indemnification permitted under this section in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

Indemnification is only possible under this section 7-109-102, however, if: (a) the person conducted him/herself in good faith; and (b) the person reasonably believed: (i) in the case of conduct in an official capacity with the corporation, that his or her conduct was in the corporation's best interests; and (ii) in all other cases, that his or her conduct was at least not opposed to the corporation's best interests; and (c) in the case of any criminal proceeding, the person had no reasonable cause to believe his or her conduct was unlawful. However, under Section 7-109-102(4), a corporation may not indemnify a director: (i) in connection with a proceeding by or in the right of the corporation in which the director is adjudged liable to the corporation; or (ii) in connection with any other proceeding in which a director is adjudged liable on the basis that he or she derived improper personal benefit.

Under Section 7-109-103 a director is entitled to mandatory indemnification, when he/she is wholly successful in the defense of any proceeding to which the person was a party because the person is or was a director, against reasonable expenses incurred in connection to the proceeding.

Under Section 7-109-105, unless restricted by a corporation's Articles of Incorporation, a director who is or was a party to a proceeding may apply for indemnification to a court of competent jurisdiction. The court, upon receipt of the application, may order indemnification after giving any notice the court considers necessary. The court, however, is limited to awarding the reasonable expenses incurred in connection with the proceeding and reasonable expenses incurred to obtain court-ordered indemnification.

Under Section 7-109-107, unless restricted by the corporation's Articles of Incorporation, an officer of a corporation is also entitled to mandatory indemnification and to apply for court-ordered indemnification to the same extent as a director. A corporation may also indemnify an officer, employee, fiduciary or agent of the corporation to the same extent as a director.

Under Section 7-109-108 a corporation may purchase and maintain insurance on behalf of a person who is or was a director, officer, employee, fiduciary or agent of the corporation against liability asserted against or incurred by the person in that capacity, whether or not the corporation would have the power to indemnify such person against the same liability under other sections of the Colorado Act.

Our officers and directors are accountable to our shareholders as fiduciaries, which means such officers and directors are required to exercise good faith and integrity in handling our affairs. A shareholder may be able to institute legal action on behalf of him and all other similarly situated shareholders to recover damages where we have failed or refused to observe the law. Shareholders may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce their rights, including rights under certain federal and state securities laws and regulations. Shareholders who have suffered losses in connection with the purchase or sale of our securities due to a breach of a fiduciary duty by our officers or directors in connection with such sale or purchase including, but not limited to, the misapplication by any such officer or director of the proceeds from the sale of any securities, may be able to recover such losses from us. We and our affiliates may not be liable to shareholders for errors in judgment or other acts or omissions not amounting to intentional acts.

Our Articles of Incorporation provide for indemnification as permitted by the Colorado Act in all material respects.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions or otherwise, we have been advised that in the opinion of the Securities Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our director, officer, or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered hereunder, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.


ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth an estimate of the costs and expenses payable by In Veritas Medical Diagnostics, Inc. in connection with the offering described in this registration statement. All of the amounts shown are estimates except the Securities and Exchange Commission registration fee:



Securities and Exchange Commission Registration Fee                 $1,843.27
Accounting Fees and Expenses                                        $  15,000*
Legal Fees and Expenses                                             $  40,000*
Miscellaneous                                                       $  156.73
                                                                    ----------
Total                                                               $  57,000
                                                                    ==========
----------


* Estimated

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

On April 15, 2005, we completed the sale of 863,845 units (the "Units"), each Unit consisting of one share of 5% convertible preferred stock of the Company, $.001 par value per share (the "Preferred Stock"), and one warrant to purchase one share of the Company's common stock (the "Warrants"), to accredited investors pursuant for an aggregate purchase price of approximately $561,500. a warrant to purchase an additional Unit (the "Unit Warrants"). The aforementioned securities were sold in reliance upon the exemption afforded by the provisions of Regulation D, as promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended.

In December 2004, we entered into a Subscription Agreement with an accredited investor, NITE Capital, L.P. (the "Investor"), pursuant to which the Investor purchased an aggregate principal amount of $250,000 in a 8% promissory note, and 60,096 shares of our common stock, par value $.001 per share.

* All of the above offerings and sales were deemed to be exempt under rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of Great American Family Parks or executive officers of Great American Family Parks, and transfer was restricted by Great American Family Parks in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings.

ITEM 27. EXHIBITS


Exhibit  Description
-------  -----------

3.1 Articles of Incorporation (as incorporated by reference to Form SB-2, filed with the Securities and Exchange Commission on January 24, 2002).

3.2 Certificate of Amendment to Articles of Incorporation, dated as of July 22, 2004 (as incorporated by reference to the Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 3,
        2005).

3.3 Certificate of Amendment of Articles of Incorporation, dated as of September 20, 2004 (as incorporated by reference to the Annual Report on Form 10-KSB/A, filed with the Securities and Exchange Commission on March 18, 2005).

3.4 Certificate of Amendment to Amendment of Articles of Incorporation, dated as of March 24, 2005.

3.5 By-Laws (as incorporated by reference to Form SB-2, filed with the Securities and Exchange Commission on January 24, 2002).

4.1 Secured Convertible Debenture issued to Montgomery dated September 7, 2005 (as incorporated by reference to the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 13, 2005).

4.2 Warrant issued to Montgomery dated September 7, 2005 (as incorporated by reference to the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 13, 2005).

4.3 Form of Convertible Debenture dated September 7, 2005 (as incorporated by reference to the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 13, 2005).

5.1     Opinion of Sichenzia Ross Friedman Ference LLP*

10.1 Subscription Agreement, dated December 22, 2004 by and among In Vivo Medical Diagnostics, Inc. and NITE Capital, L.P. (as incorporated by reference to Form 8-K, filed with the Securities and Exchange Commission on December 29, 2004).

10.2 Registration Rights Agreement, dated December 22, 2004 by and among In Vivo Medical Diagnostics, Inc. and NITE Capital, L.P. (as incorporated by reference to Form 8-K, filed with the Securities and Exchange Commission on December 29, 2004).

10.3 Form of 8% Promissory Note issued to NITE Capital, L.P. (as incorporated by reference to Form 8-K, filed with the Securities and Exchange Commission on December 29, 2004).

10.4 Certificate of the Powers, Designations, Preferences and Rights of the Series B Preferred Stock (As incorporated by reference to Form Form 8-K filed with the Securities and Exchange Commission on April 21, 2005).

10.5 Form of Subscription Agreement - April 2005 private placement (As incorporated by reference to Form Form 8-K filed with the Securities and Exchange Commission on April 21, 2005).

10.6 Form of Common Stock Purchase Warrant - April 2005 private placement (As incorporated by reference to Form Form 8-K filed with the Securities and Exchange Commission on April 21, 2005).

10.7 Form of Unit Warrant - April 2005 private placement (As incorporated by reference to Form Form 8-K filed with the Securities and Exchange Commission on April 21, 2005).

10.8 Form of Registration Rights Agreement - April 2005 private placement (As incorporated by reference to Form Form 8-K filed with the Securities and Exchange Commission on April 21, 2005).

10.9 Investor Registration Rights Agreement dated September 7, 2005 by and between the Company and Montgomery (as incorporated by reference to the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 13, 2005).

10.10 Pledge and Escrow Agreement dated September 7, 2005 by and among the Company, Montgomery and David Gonzalez as escrow agent (as incorporated by reference to the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 13, 2005).

10.11 Securities Purchase Agreement dated September 7, 2005 by and between the Company and Montgomery (as incorporated by reference to the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 13, 2005).

10.12 Security Agreement dated September 7, 2005 by and between the Company and Montgomery (as incorporated by reference to the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 13, 2005).

10.13 Standby Equity Distribution Agreement dated September 7, 2005 by and between the Company and Cornell (as incorporated by reference to the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 13, 2005).

10.14 Registration Rights Agreement dated September 7, 2005 by and between the and Cornell (as incorporated by reference to the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 13, 2005).

10.15 Placement Agent Agreement dated September 7, 2005 by and between the Company and Monitor Capital, Inc. (as incorporated by reference to the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 13, 2005).

10.16 Intercreditor Agreement dated September 7, 2005 by and among the Company, Montgomery and the investors identified in Schedule I thereto (as incorporated by reference to the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 13,
        2005).

10.17   Investor  Registration  Rights  Agreement dated September 7, 2005 by and between the Company and the investors identified thereto (as incorporated by reference to the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 13,
        2005).

10.18 Securities Purchase Agreement dated September 7, 2005 by and between the Company and the investors identified thereto (as incorporated by reference to the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 13, 2005).

10.19 Security Agreement dated September 7, 2005 by and between the Company \ and the investors identified thereto (as incorporated by reference to the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 13, 2005).

23.1    Consent of Sichenzia Ross Friedman Ference LLP (included in exhibit 5.1)

23.2    Consent of Cordovano and Honeck, LLP.*


* Filed herewith

ITEM 28. UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes to:

(1) file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on this 14th day of September, 2005.

                      IN VERITAS MEDICAL DIAGNOSTICS, INC.




By: /s/ John Fuller
-------------------------------------
John Fuller
President and Chief Executive Officer
(Principal Executive Officer)



By: /s/ Martin Thorp
-------------------------------------
Martin Thorp
Chief Financial Officer
(Principal Financial and Accounting
Officer)

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John Fuller his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any subsequent registration statements pursuant to Rule 462 of the Securities Act of 1933 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



Signature                     Title                                       Date
---------                     -----                                       ----
/s/ John Fuller               Chief Executive Officer, President,       September 14, 2005
---------------------------   and Director
John Fuller                   (Principal Executive Officer)


/s/ Martin Thorp              Chief Financial Officer and Director      September 14, 2005
--------------------------    (Principal Financial and Accounting
Martin Thorp                   Officer)


/s/ Brian Cameron             Chief Operating Officer and Director      September 14, 2005
--------------------------
Brian Cameron


/s/ Graham Cooper             Chairman of the Board                     September 14, 2005
--------------------------
Graham Cooper

                                       46